UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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FLEETMATICS GROUP PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2015 Annual

Meeting of Shareholders

and Proxy Statement

Monday, August 3, 2015 at 8:00 a.m. Irish time

Shelbourne Hotel

27 St. Stephen’s Green

Dublin 2

Ireland

June 24, 2015

Dear Fleetmatics Shareholder:

We are pleased to invite you to attend our 2015 Annual General Meeting of Shareholders (the “Annual Meeting”) which will take place on Monday, August 3, 2015, at 8.00 Irish time at the Shelbourne Hotel, 27 St. Stephen’s Green, Dublin 2, Ireland.

On the pages following this letter are the Notice of 2015 Annual General Meeting of Shareholders and Proxy Statement which describe the details regarding the meeting and the items of business to be conducted at the Annual Meeting.

We have elected to provide our proxy materials over the Internet under the Securities and Exchange Commission’s “Notice and Access” rule. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send to these shareholders, on June 24, 2015, a Notice Regarding the Availability of Proxy Materials (the “Notice”) with instructions on accessing the proxy materials, including our Proxy Statement, and for voting via the Internet. Providing our proxy materials to shareholders electronically allows us to conserve natural resources and reduce our printing and mailing costs related to the distribution of our proxy materials. If you wish to receive paper copies of our proxy materials, you may do so by following the instructions contained in the Notice.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will cast your vote as soon as possible. You may vote over the Internet, in person at the Annual Meeting or, if you received printed proxy materials, by mailing a proxy card or voting by telephone. Please review the instructions on the Notice and on the proxy card regarding your voting options.

Thank you for your ongoing support of and continued interest in Fleetmatics. We look forward to seeing you at our Annual Meeting.

Sincerely,
James M. Travers
Chairman and Chief Executive Officer

FLEETMATICS GROUP PUBLIC LIMITED COMPANY

NOTICE OF 2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

FLEETMATICS GROUP PUBLIC LIMITED COMPANY (THE “COMPANY”)

Notice is hereby given that the Company will hold its 2015 Annual General Meeting of Shareholders (the “Annual Meeting”) on Monday, August 3, 2015, at 8.00 a.m. Irish time at the Shelbourne Hotel, 27 St. Stephen’s Green, Dublin 2, Ireland, for the purposes of transacting the following business:

1.	To re-elect each of James F. Kelliher and James M. Travers as Class III directors, to hold office until the 2018 annual general meeting of shareholders, subject to their earlier resignation or removal in accordance with the articles of association of the Company;

2.	To reappoint PricewaterhouseCoopers as auditors of the Company for the Company’s fiscal year ending December 31, 2015 and to authorize the directors of the Company to determine the remuneration of the auditors of the Company;

3.	To authorize the directors to determine the remuneration of the directors;

4.	To hold a non-binding, advisory vote recommending that the Company’s shareholders approve the compensation of the Company’s “named executive officers” as that term is defined under Item 402 of Regulation S-K (the “Say-on-Pay Vote”);

5.	To hold a non-binding, advisory vote recommending that the Company’s shareholders approve holding an advisory vote on the compensation of the Company’s named executive officers every year (the “Say-on-Frequency Vote”); and

6.	To conduct any other ordinary business of the Company as may properly be brought before the meeting.

The Company’s Irish statutory accounts for the fiscal year ended December 31, 2014, including the reports of the directors and auditors thereon, will be presented and considered at the Annual Meeting. There is no requirement under Irish law that such statements be approved by the shareholders, and no such approval will be sought at the Annual Meeting.

The members will also conduct a review of the Company’s affairs.

Under the Company’s articles of association, Proposals 1 and 2, the receipt and consideration of the Irish statutory accounts by the Company and the review of the Company’s affairs by the members at the Annual Meeting are deemed to be ordinary business and Proposals 3, 4 and 5 are deemed to be special business.

For this year’s Annual Meeting, we are taking advantage of the Securities and Exchange Commission’s rules that allow us to furnish proxy materials to you via the Internet. We believe this will allow us to provide you with the information you need, in a manner that is convenient and familiar to you, while also helping us to lower our costs to deliver these materials and reduce the environmental impact of our Annual Meeting. On or about June 24, 2015, we will mail our shareholders of record a Notice Regarding the Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for our Annual Meeting. The Notice will also provide instructions on how to vote online or by telephone and includes instructions on how to request a paper copy of the proxy materials by mail.

Your vote is important. In order to ensure your representation at the meeting, whether or not you plan to attend the meeting, please vote your shares as promptly as possible by one of the following methods:

1.	Vote over the Internet. You may vote your shares by following the Internet voting instructions provided in the Notice you received.

2.	Vote by telephone. You may vote your shares by following the telephone voting instructions provided in the Notice you received.

3.	Vote by mail. If you received your proxy materials by mail, you may vote by completing and signing the proxy card delivered with those materials and returning it in the envelope we provided. If you mail the proxy card in the U.S., your postage is pre-paid.

4.	Vote in person. If you are attending the Annual Meeting in person, you may vote by delivering a completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting.

You are entitled to attend the Annual Meeting only if you were a shareholder of record or beneficial owner of ordinary shares as of the close of business on June 12, 2015 or hold a valid proxy for the Annual Meeting. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. You will need to provide an account statement or similar evidence of beneficial ownership of such shares to be admitted to the Annual Meeting. If you are a registered shareholder (that is, you hold your shares in your name through the Company’s Transfer Agent and Registrar), you must present valid identification to vote at the Annual Meeting, and your ownership as of the record date will be verified prior to admittance into the meeting. If you are a beneficial shareholder (that is, your shares are held in the name of a broker, bank or other holder of records), you will need to obtain a proxy issued in your name from the holder of record to vote at the Annual Meeting.

In addition, if you hold your shares through a broker, your broker is not permitted to vote on your behalf in the election of directors or on the Say-on-Pay Vote or Say-on-Frequency Vote, unless you provide specific instructions to your broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet).

By Order of the Board of Directors,

James M. Travers
Chairman and Chief Executive Officer
Dublin, Ireland

Registered Office: Floors 1 and 2, Block C, Cookstown Court, Belgard Road, Tallaght, Dublin 24, Ireland.

Company Number: 516472

Proxy Statement for

2015 Annual General Meeting of Shareholders

FLEETMATICS GROUP PUBLIC LIMITED COMPANY

Registered in Ireland – No. 516472

Floors 1 and 2, Cookstown Court

Cookstown Industrial Estate

Belgard Road

Tallaght, Dublin 24, Ireland

PROXY STATEMENT

FOR THE 2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD MONDAY, AUGUST 3, 2015

GENERAL INFORMATION

Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2015 Annual General Meeting of Shareholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of 2015 Annual Meeting (the “Notice”). The Annual Meeting will be held at 8:00 a.m. Irish time on Monday, August 3, 2015, at the Shelbourne Hotel, 27 St. Stephen’s Green, Dublin 2, Ireland. This Proxy Statement is first being made available to shareholders on or about June 24, 2015.

In this Proxy Statement the terms “Fleetmatics,” “the Company,” “we,” “us,” and “our” refer to Fleetmatics Group Public Limited Company. The mailing address of our principal executive offices is Fleetmatics Group Public Limited Company, Floors 1 and 2, Block C, Cookstown Court, Cookstown Industrial Estate, Belgard Road, Tallaght, Dublin 24, Ireland.

Record Date	The Board has fixed the close of business U.S. Eastern time on June 12, 2015 as the record date for the Annual Meeting (the “Record Date”).

Quorum	A meeting of shareholders is duly constituted, and a quorum is present, if, at the commencement of the meeting, two or more shareholders holding shares representing at least 50% of the issued shares carrying the right to vote at such meeting are present in person or by proxy. Broker non-votes (as described below) will not be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. Abstentions will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

Shares Outstanding	38,384,319 ordinary shares were issued and outstanding as of June 12, 2015. Each ordinary share entitles the shareholder to one vote.

Who May Vote	Only shareholders of record of our ordinary shares at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A shareholder entitled to attend and vote at the Annual Meeting is entitled to appoint one or more proxies to attend and/or vote in his or her stead. A proxy need not be a shareholder of the Company.

How to Vote	If on June 12, 2015 your shares were registered directly in your name with our Transfer Agent and Registrar, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or via the internet as instructed below, or by filling out and returning a proxy card.

If on June 12, 2015 your shares were held not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares and a Notice is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account as set forth in the voting instructions in the Notice from your broker, bank or other nominee. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

Voting	A proxy card for use by shareholders of record at the Annual Meeting is enclosed. Whether or not you propose to attend the Annual Meeting in person, you are strongly advised to complete and submit the enclosed proxy card in accordance with the instructions printed on it.

There are four ways a shareholder of record can vote:

(1) By Internet: You may vote over the Internet by following the instructions included with this Notice or, if you received your proxy materials by mail, by following the instructions provided on the proxy card.

(2) By Telephone: You may vote by phone by following the instructions included with this Notice or, if you received your proxy materials by mail, by following the instructions on the proxy card.

(3) By Mail: If you received your proxy materials by mail, you may complete, sign and return the accompanying proxy card in the envelope provided; if you mail the card in the U.S., the postage is pre-paid.

(4) In Person: If you are a shareholder as of the Record Date, you may vote in person at the meeting. Submitting the completed proxy card will not preclude you from attending the Annual Meeting and voting in person if you wish.

In order to be counted, proxies submitted by telephone or Internet must be received by 5:00 p.m. Eastern Time on August 2, 2015. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If your ordinary shares are held through a bank or broker or other nominee, please follow their instructions.

Board Recommendation

The Board recommends that you vote your shares:

(1)    For Proposal 1 – to elect the two nominees identified in the Notice as director to hold office until the 2018 annual general meeting;

(2)    For Proposal 2 – to reappoint PricewaterhouseCoopers as auditors of the Company and to authorize the directors of the Company to determine the remuneration of the auditors of the Company;

(3)    For Proposal 3 – to authorize the directors to determine the remuneration of the directors;

(4)    For Proposal 4 – to approve a non-binding advisory vote on executive compensation (the “Say-on-Pay Vote”); and

(5)    For Proposal 5 – to approve a non-binding advisory vote on the frequency of the Say-on-Pay-Vote (the “Say-on-Frequency Vote”).

Corporate Shareholders	A corporate shareholder entitled to attend and vote at the Annual Meeting is entitled to appoint a representative to attend and vote at the Annual Meeting on its behalf. A form of appointment of representative by a corporate shareholder is enclosed with this Notice. Corporate shareholders that wish to appoint a representative to attend the Annual Meeting should complete the enclosed form of appointment of representative and deliver it to, or deposit it (together with any power of attorney or other authority under which it is signed or a notarially certified copy of such power of attorney) to Fleetmatics Group Public Limited Company, Floors 1 and 2, Block C, Cookstown Court, Cookstown Industrial Estate, Belgard Road, Tallaght, Dublin 24, Ireland, Attn: Company Secretary, by not later than 5:00 p.m. Irish Time on Friday, July 31, 2015.

Revoking Your Proxy	Shareholders of record may revoke their proxies by attending the Annual Meeting and voting in person; by voting again in accordance with the instructions in this Notice and on the proxy card; by delivering a written notice to the attention of the “Company Secretary” at the address above, bearing a date later than that indicated on the proxy card or the date you voted by Internet or telephone but prior to the date of the Annual Meeting, stating that the proxy is revoked; or by signing and delivering a subsequently dated proxy card prior to the vote at the Annual Meeting in accordance with the instructions on the proxy card. If you hold shares through a bank or broker or other nominee, you may revoke any prior voting instructions by contacting that bank or brokerage firm or other nominee. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Votes Required to Adopt Proposals	Each of our ordinary shares outstanding on the Record Date is entitled to one vote on any proposal presented at the Annual Meeting.

For each Proposal listed on the proxy card, a simple majority of all votes cast at the Annual Meeting, if a quorum is present, is required to pass the proposal.

Effect of Abstentions and Broker Non- Votes	Broker non-votes occur when brokers holding shares in street name for beneficial owners do not receive instructions from the beneficial owners about how to vote their shares. An abstention occurs when a shareholder withholds such shareholder’s vote by checking the “ABSTAIN” box on the proxy card, or similarly elects to abstain via the Internet or telephone voting.

Based on current New York Stock Exchange (“NYSE”) rules, your broker will NOT be able to vote your shares with respect to the election of directors, the Say-on-Pay Vote or the Say-on-Frequency Vote if you have not provided instructions to your broker. We strongly encourage you to provide instructions to your broker to vote your ordinary shares and exercise your right as a shareholder. As such, only those votes cast “FOR” or “AGAINST” are counted for the purposes of determining the number of votes cast in connection with the proposal to elect directors, the Say-on-Pay Vote or the Say-on-Frequency Vote. Abstentions and broker non-votes have no effect on the outcome of this vote.

Voting Instructions	If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote on matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results	We will report final results by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/ Costs	We will pay the cost of soliciting proxies for the Annual Meeting. We may solicit by mail, telephone, personal contact and electronic means and we may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the Notices, and if requested, other proxy materials, to beneficial owners. Upon request, we will reimburse them for their reasonable expenses. In addition, our directors, officers and employees may solicit proxies, either in person or by telephone, facsimile or written or electronic mail (without additional compensation).

Householding	If you are a beneficial owner of our ordinary shares and you receive your proxy materials through Broadridge Financial Solutions Inc. (“Broadridge”), and there are multiple beneficial owners at the same address, you may receive fewer Notices or fewer paper copies of the Proxy Statement than the number of beneficial owners at that address. The rules of the Securities and Exchange Commission (the “SEC”) permit Broadridge to deliver only one Notice and Proxy Statement to multiple beneficial owners sharing an address, unless we receive contrary instructions from any beneficial owner at the same address.

If you receive your proxy materials through Broadridge and (1) you currently receive only one copy of the proxy materials at a shared address but you wish to receive an additional copy of this Proxy Statement or any future proxy statement or annual report or (2) you share an address with other beneficial owners who also receive their separate proxy materials through Broadridge and you wish to request delivery of a single copy of the Proxy Statement to the shared address in the future, please contact Investor Relations at Fleetmatics Group Public Limited Company, 1100 Winter Street, Suite 4600, Waltham, MA 02451 or call 781.577.4657.

Shareholder Communications	Shareholders and interested parties may contact any of the directors, including the Chairman, the non-management directors as a group, the chair of any committee of the Board or any committee of the Board by writing them at: Fleetmatics Group Public Limited Company, 1100 Winter Street, Suite 4600, Waltham, MA 02451, Attn: Company Secretary. Concerns relating to accounting, internal controls or auditing matters should be communicated to the Company through the Company Secretary and will be handled in accordance with the procedures established by the Audit Committee with respect to such matters.

How to Submit a Shareholder Proposal for the 2016 Annual General Meeting of Shareholders	Our articles of association provide that, to nominate persons for election to our Board at an annual meeting of shareholders, a shareholder must give written notice to: Company Secretary, Fleetmatics Group Public Limited Company, Floors 1 and 2, Cookstown Court, Belgard Road, Tallaght, Dublin 24, Ireland, not less than 90 and not more than 120 clear days prior to the first anniversary of the date of the preceding year’s Annual Meeting. However, our articles of association also provide that in the event the date of the Annual Meeting is more than 30 clear days before or after such anniversary date, notice must be delivered not later than the close of business 30 clear days prior to such Annual Meeting or the close of business 10 clear days after the day on which public announcement of the date of such meeting is made (whichever is later). Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a description of the material terms of any agreement to which such person is a party with respect to the shares of the Company, and the person’s written consent to be named in the notice and to serve as a director if elected. Shareholder proposals to include other business at the annual meeting of shareholders must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such shareholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for shareholder action. In addition, to make a nomination or proposal, the shareholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the shareholder proposing such business, the number of our ordinary shares which are, directly or indirectly, owned beneficially or of record by the shareholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information. The advance notice requirements for the Annual Meeting are as follows: a shareholder’s notice shall be timely if delivered to the Company Secretary at the address set forth above not later than the close of business on the later of the 90th day prior to the scheduled date of the Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made or sent by us.

Submission of Shareholder Proposals for Inclusion in the 2016 Proxy Statement	In addition to the requirements stated above, any shareholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be to be included in our proxy materials relating to our 2016 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than April 5, 2016. Such proposals must be delivered to our Chairman, c/o Fleetmatics Group Public Limited Company, Floors 1 and 2, Cookstown Court, Belgard Road, Tallaght, Dublin 24, Ireland.

Irish Statutory Accounts

We are presenting our Irish statutory accounts, including the respective reports of the directors and the auditors thereon, at the Annual Meeting and we are mailing those accounts to shareholders of record. Since we are an Irish company, we are required to prepare Irish statutory accounts under applicable Irish company law and to deliver those accounts to shareholders of record in connection with our annual general meetings of shareholders. The Irish statutory accounts cover the results of operations and financial position of Fleetmatics Group Public Limited Company for the year ended December 31, 2014. The Irish statutory accounts are prepared in accordance with the International Financial Reporting Standards as adopted by the European Union and as applied in accordance with the Irish Companies Acts of 1963 to 2014. There is no requirement under Irish law that the Irish statutory accounts be approved by the shareholders, and no such approval will be sought at the Annual Meeting.

We will mail without charge, upon written request, a copy of the Irish statutory accounts to beneficial owners of our shares. Requests should be sent to: Fleetmatics Group Public Limited Company, Floors 1 and 2, Block C, Cookstown Court, Cookstown Industrial Estate, Belgard Road, Tallaght, Dublin 24, Ireland, Attention: Company Secretary.

Other Matters

The Board has no knowledge of any other matters to be presented at the Annual Meeting other than those described herein. If any other business properly comes before the shareholders at the Annual Meeting, however, it is intended that the proxy holders will vote on such matters in accordance with their discretion.

The accidental omission to give notice of a meeting or, in cases where instruments of proxy are sent out with the notice, the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice will not invalidate the process at that meeting.

Additional Information	Copies of the Company’s 2014 audited financial statements and the auditors’ report thereon, which were filed with the SEC on February 27, 2015 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as amended by the Annual Report on Form 10-K/A filed on April 22, 2015, are incorporated by reference into the Proxy Statement and this Notice.

YOUR VOTE IS IMPORTANT. THE BOARD URGES YOU TO VOTE VIA INTERNET, TELEPHONE OR BY MARKING, DATING, SIGNING AND RETURNING A PROXY CARD.

CORPORATE GOVERNANCE

Board Independence

The Board has determined that each of our directors, except for Mr. Travers as Chairman and Chief Executive Officer, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” within the meaning of our director independence standards and the director independence standards of NYSE and the SEC. Furthermore, the Board has determined that each member of each of the committees of the Board is independent within the meaning of NYSE’s, the SEC’s, and our applicable committees’ independence standards, including Rule 10a-3(b)(1) under the Exchange Act. In making that determination, the Board considered all relevant facts and circumstances, including (but not limited to) the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. There are no family relationships among any of our directors or executive officers. In addition, a majority of the members of the Board meets the independence standards of the NYSE rules.

At least annually, the Board will evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, the Board will make an annual determination of whether each director is independent within the meaning of NYSE’s, the SEC’s, and our applicable committees’ independence standards.

Code of Business Conduct and Ethics

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, which we refer to as our Code of Business Conduct and Ethics and which applies to all of our employees, officers and directors, including those officers responsible for financial reporting. A current copy of our Code of Business Conduct and Ethics is available in the Corporate Governance section of our website at http://ir.fleetmatics.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to: Fleetmatics Group Public Limited Company, 1100 Winter Street, Suite 4600, Waltham, MA 02451, Attention: General Counsel. We intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on our website.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, the NYSE and our memorandum and articles of association. Our corporate governance guidelines are available in the Corporate Governance section of our website at http://ir.fleetmatics.com. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Board and Committee Meetings

The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring their approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. During 2014, the Board held five meetings and acted by unanimous written consent on four occasions. The Board has three standing committees:

•	the Audit Committee, which held five meetings in 2014;

•	the Compensation Committee, which held three meetings in 2014; and

•	the Nominating and Corporate Governance Committee, which held two meetings in 2014.

Each of the incumbent directors of the Board attended at least 80% of the aggregate of all meetings of the Board and all meetings of committees of our Board upon which they served (during the periods that they served) during 2014. The Board regularly holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under NYSE and SEC rules.

Annual Meeting Attendance

Members of our Board are encouraged to attend annual meetings of our shareholders. All current directors then serving attended the 2014 Annual General Meeting of Shareholders.

Committees

Our articles of association provide that the Board may delegate responsibility to committees. The Board has also adopted a written charter for each of the three standing committees. Each committee charter is available in the Corporate Governance section of our website at http://ir.fleetmatics.com.

Audit Committee

The current members of our Audit Committee are James F. Kelliher, who is the chair of the committee, Andrew G. Flett and Liam Young. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our Board has determined that James F. Kelliher is an Audit Committee financial expert as defined under the applicable rules of the SEC. Messrs. Kelliher, Flett and Young are independent under the applicable rules and regulations of the SEC and the NYSE. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE.

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures as well as our critical accounting policies and practices;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•	recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited consolidated financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to our consolidated financial statements and accounting matters;

•	preparing the Audit Committee report required by SEC rules to be included in our Annual Report on Form 10-K;

•	reviewing all related party transactions for potential conflicts of interest and approving all such transactions; and

•	reviewing the Audit Committee charter and the Audit Committee’s performance annually.

During the fiscal year ended December 31, 2014, the Audit Committee met five times and took no action by unanimous written consent. The Audit Committee operates under a written charter adopted by the Board, a current copy of which is available at the Corporate Governance section of our website at http://ir.fleetmatics.com. A copy of the Audit Committee charter is attached to this Proxy Statement as Appendix A.

Compensation Committee

The current members of our Compensation Committee are Jack Noonan, who is the chair of the committee, Andrew G. Flett, and Brian Halligan. Each member of our Compensation Committee is independent under the applicable rules and regulations of the SEC and the NYSE. Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

•	evaluating the performance of our chief executive officer in light of those goals and objectives;

•	setting the compensation of all other officers;

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	administering the issuance of stock options and other awards under our stock plans, if requested by the Board;

•	reviewing and making recommendations to the Board with respect to director compensation, the compensation of senior management (other than the chief executive officer and other officers);

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K; and

•	reviewing and discussing with the Board corporate succession plans for our Chief Executive Officer and other key officers.

During the fiscal year ended December 31, 2014, the Compensation Committee met three times and took no action by unanimous written consent. The Compensation Committee operates under a written charter adopted by the Board, a current copy of which is available at the Corporate Governance section of our website at http://ir.fleetmatics.com. Please see the “Executive Compensation” section of this Proxy Statement for additional information about our executive compensation practices.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Jack Noonan, who is the chair of the committee, Vincent R. De Palma, Allison Mnookin and Liam Young. Each of the members of our Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of the SEC and the NYSE. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board criteria for Board and committee membership;

•	establishing procedures for identifying and evaluating Board candidates, including nominees recommended by shareholders;

•	identifying individuals qualified to become members of the Board;

•	recommending to the Board the persons to be nominated for election as directors and for election to each of the Board’s committees;

•	developing and recommending to the Board a set of corporate governance guidelines; and

•	overseeing the evaluation of the Board and management.

The Nominating and Corporate Governance Committee met two times and took no action by unanimous written consent during the fiscal year ended December 31, 2014. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, a current copy of which is available at the Corporate Governance section of our website at http://ir.fleetmatics.com.

There were no material changes in the procedures by which holders of our ordinary shares may recommend nominees to our Board in 2014.

Other Committees

Our Board may establish other committees as it deems necessary or appropriate from time to time.

Identifying and Evaluating Director Nominees

The Board is responsible for nominating its own members. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate. A director may, subject to compliance with certain Irish statutory procedures, be removed, with or without cause, by a resolution passed by a majority of the votes cast by those present in person or by proxy at a meeting and who are entitled to vote. Our Board may also, in certain circumstances, appoint additional directors.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board.

Minimum Qualifications

The Nominating and Corporate Governance Committee will consider, among other things, these and other qualifications, skills and attributes when recommending candidates for the Board’s selection as nominees for the Board and as candidates for appointment to the Board’s committees: the nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders.

In evaluating proposed director candidates, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board.

Shareholder Recommendations

Shareholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our Chairman of the Board at Fleetmatics Group Public Limited Company, Floors 1 and 2, Cookstown Court, Belgard Road, Tallaght, Dublin 24, Ireland, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by shareholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Shareholder Communications

The Board provides to every shareholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for shareholder communication. Shareholders may send a shareholder communication directed to the Board as a whole to the attention of the Chairman of the Board via regular post or expedited delivery service to: Fleetmatics Group Public Limited Company, Floors 1 and 2, Cookstown Court, Belgard Road, Tallaght, Dublin 24, Ireland, Attn: Chairman of the Board.

Shareholders may send a shareholder communication directed to an individual director in his or her capacity as a member of the Board to the attention of the individual director via regular post or expedited delivery service to: Fleetmatics Group Public Limited Company, Floors 1 and 2, Cookstown Court, Belgard Road, Tallaght, Dublin 24, Ireland, Attn: [Name of Individual Director].

We will forward by regular post or expedited delivery services any such shareholder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such shareholder communication is addressed to the address specified by each such director and the Chairman of the Board, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure

The Board is given the flexibility to select its Chairman and our Chief Executive Officer in the manner that it believes is in the best interests of our shareholders. Accordingly, the Chairman and the Chief Executive Officer may be filled by one individual or two. The Board has currently determined that having James M. Travers serve as Chairman and Chief Executive Officer is in the best interests of the shareholders. The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

Lead Director

Jack Noonan, an independent director who serves as chairman of the Compensation Committee and Nominating and Corporate Governance Committee, was selected by our Board to serve as the Lead Director for all meetings of the non-management directors held in executive session. The Lead Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Chairman and Chief Executive Officer on board and committee meeting agendas, and acting as a liaison between management and the non-management directors.

Board’s Role in Risk Oversight

The Board is involved in the oversight of risks that could affect us. This oversight is conducted primarily through the Audit Committee, which on behalf of the Board, is charged with overseeing the principal risk exposures we face and our mitigation efforts in respect of these risks. The Audit Committee is responsible for interfacing with management and discussing with management the Company’s principal risk exposures and the steps management has taken to monitor and control risk exposures, including risk assessment and risk management policies. The Compensation Committee also plays a role in that it is charged, in overseeing our overall compensation structure, with assessing whether that compensation structure creates risks that are reasonably likely to have a material adverse effect on us.

Risks Related to Compensation Policies and Practices

When determining our compensation policies and practices, the Board considers various matters relevant to the development of a reasonable and prudent compensation program, including whether the policies and practices are reasonably likely to have a material adverse effect on us. We believe that the mix and design of our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on us for the following reasons: we offer an appropriate balance of short and long-term incentives and fixed and variable amounts; our variable compensation is based on a balanced mix of criteria; and the Board and Compensation Committee have the authority to adjust variable compensation as appropriate.

PROPOSAL ONE

RE-ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our Board must be comprised of not less than two directors and not more than the number that the Board may from time to time determine. In the event the number of directors is reduced below the minimum number, the remaining director is empowered to appoint an additional director or additional directors to make up the minimum number or may convene a general meeting for this purpose. As of the date of this Proxy Statement, our Board consists of eight directors, including seven non-executive directors and one executive director, to serve terms which expire in three separate years in a manner similar to a “staggered” board under Delaware law. One class is elected each year at the annual meeting of shareholders for a term of three years. The term of the Class I directors expires at the 2016 Annual Meeting. The term of the Class II directors expires at the 2017 Annual Meeting. The term of the Class III directors expires at the 2015 Annual Meeting. After their initial terms expire, directors are expected to be re-elected to hold office for a three-year term.

Nominees

Based on the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board has nominated James F. Kelliher and James M. Travers for re-election as directors to serve for a three-year term ending at the 2018 Annual Meeting. Each of the nominees is a current member of our Board and has consented to continue to serve if re-elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “for” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to continue to serve if re-elected as a director.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RE-ELECTION

OF EACH OF THE FOLLOWING NOMINEES.

The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, and the experiences, qualifications, attributes or skills that caused our Nominating and Corporate Governance Committee to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led the Board and its Nominating and Corporate Governance Committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined have no material relationship with the Company and who are otherwise “independent” directors under the published listing requirements of the NYSE.

Nominees for Re-election for a Three-Year Term Ending at the 2018 Annual Meeting

James F. Kelliher, 55, has served as a non-executive member of our Board since February 2012 and is the chairman of the Audit Committee. Mr. Kelliher has served as the Chief Financial Officer of Actifio Inc. since January 2015. Additionally since July 2014, Mr. Kelliher has served as a non-executive Board member and chairman of the Audit Committee of Adaptive Insights, Inc. From June 2006 to January 2015, Mr. Kelliher served as Chief Financial Officer of LogMeIn, Inc. From December 2002 to March 2006, Mr. Kelliher served as Chief Financial Officer of IMlogic, Inc., and from 1991 to September 2002, Mr. Kelliher served in a number of capacities, including Senior Vice President of Finance at Parametric Technology Corporation. Mr. Kelliher was selected to serve as a director on our Board due to his financial and accounting expertise from his prior extensive experience in finance roles with both public and private corporations. The Board has determined that Mr. Kelliher is an Audit Committee financial expert as defined under the applicable rules of the U.S. Securities and Exchange Commission.

James M. Travers, 63, joined Fleetmatics as Chief Executive Officer in September 2006. He became Chairman of our Board in October 2013. Prior to joining Fleetmatics, among other things, Mr. Travers served as Senior Vice President of GEAC Incorporated, an enterprise software services company. Mr. Travers has spent over 30 years in the software and technology industry and held various sales and leadership positions.

Directors Continuing in Office until the 2016 Annual Meeting

Andrew G. Flett, 42, has served as a non-executive member of our Board since 2008 and is a member of the Audit Committee and Compensation Committee. Mr. Flett was formerly a Partner with Investcorp Technology Partners and is a 16 year private equity veteran with vast experience in the technology industry. Mr. Flett was selected to serve as a director on our Board due to his finance experience and extensive knowledge of the information technology industry.

Jack Noonan, 67, has served as a non-executive member of our Board since 2012 and is the chairman of our Compensation Committee and our Nominating and Corporate Governance Committee. Mr. Noonan served as chairman, president and chief executive officer of SPSS Inc., a software company in predictive analytics, from 1992 through the acquisition of SPSS Inc. by International Business Machines Corporation in 2009. Mr. Noonan serves as a director of Morningstar, Inc., Lionbridge Technologies, Inc., and Globalview Software, Inc. Mr. Noonan was selected to serve as a director on our Board due to his extensive experience in leadership positions in software companies and his service on the boards of directors of public companies.

Vincent R. De Palma, 58, has served as a non-executive member of our Board since November 2013 and became a member of the Nominating and Corporate Governance Committee in June 2014. Mr. De Palma has served as the President and Chief Executive Officer of Shred-it since August 2009. From 2005 to 2009, Mr. De Palma served as President of Pitney Bowes Management Services, and from 1999 to 2005, Mr. De Palma served as President of Automatic Data Processing (ADP) Benefit Services. Mr. De Palma was selected to serve as director on our Board due to his extensive experience leading global companies that rely on fleet and field service worker optimization.

Directors Continuing in Office until the 2017 Annual Meeting

Brian Halligan, 47, has served as a non-executive member of our Board since March 2014 and became a member of the Compensation Committee in June 2014. Mr. Halligan co-founded HubSpot, a leading inbound marketing software company based in Cambridge, MA, in 2006 to help businesses transform the way they market their products. Under Mr. Halligan’s leadership, HubSpot has been widely recognized for its rapid growth, innovative culture, and transformative approach to marketing. Mr. Halligan was selected to serve as a director on our Board due to his extensive experience in leadership positions in software companies.

Allison Mnookin, 45, has served as a non-executive member of our Board since March 2014 and became a member of the Nominating and Corporate Governance Committee in June 2014. Ms. Mnookin is Vice President and General Manager of Intuit QuickBase. Ms. Mnookin has held several positions at Intuit during her tenure, including general manager in Intuit’s Small Business Division where she was responsible for leading a $500 million portfolio of businesses including QuickBooks. Prior to joining Intuit in 1998, she held several sales and product marketing positions with Oracle Corporation. Ms. Mnookin was selected to serve as a director on our Board due to her extensive experience in leadership positions in software companies.

Liam Young, 51, has served as a non-executive member of our Board since 2012 and is a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Young served as Founder, Director and Chief Executive Officer of Conduit plc, an Irish-based company specializing in European directory assistance services. Mr. Young was selected to serve as a director on our Board due to his extensive experience in fixed and mobile telecommunications companies.

Executive Officers

In addition to Mr. Travers, our Chairman and Chief Executive Officer, our executive officers as of June 12, 2015 consisted of the following:

Stephen Lifshatz, 56, joined Fleetmatics as Chief Financial Officer in December 2010. Prior to joining Fleetmatics, Mr. Lifshatz was engaged as an independent consultant by several private equity firms to assist in the development and expansion of certain of their portfolio companies. Previously, Mr. Lifshatz served as Senior Vice President and Chief Financial Officer of Authoria, Inc. from September 2007 until January 2010 and of Lionbridge Technologies, Inc. from January 1997 until September 2007. Prior to Lionbridge, Mr. Lifshatz served as Vice President and Chief Financial Officer for The Dodge Group, Inc., an international software company, and in various senior financial positions at Marcam Corporation, a process-ERP software business. Mr. Lifshatz served on the Board of Amicas, Inc. from June 2007 until June 2010 and currently serves on the board of Treppen Technologies, a privately held Software-as-a-Service, or SaaS, business.

Kathleen Finato, 49, joined Fleetmatics as Chief Marketing Officer in July 2013. Prior to joining Fleetmatics, Ms. Finato held the role of Senior Vice President, Marketing and Business Development for InterCall from 2009 to 2013, where she managed product portfolio marketing and business expansion in the telecommunications arena. Ms. Finato also served as Vice President of Sales and Head of North America Marketing at Motorola Mobile from 2003 to 2009 where Ms. Finato oversaw the launch of numerous mobile devices to the North American market, including the RAZR and the Q.

John J. Goggin, 56, joined Fleetmatics in December 2004 as Executive Vice President of Sales and Marketing. Prior to joining Fleetmatics, Mr. Goggin held the position of U.K. and Ireland Sales Director for Minorplanet Systems Plc. In 1998, Mr. Goggin founded Monitcom Ltd., an Irish fleet telematics company, to market the Minorplanet Systems Plc. telematics system under a franchise agreement in Ireland. Prior to 1998, Mr. Goggin spent 22 years in the commercial industrial refrigeration industry and held various sales leadership positions. Mr. Goggin retired from the Company in October 2014.

Peter Mitchell, 42, has been Chief Technology Officer of Fleetmatics since its inception in 2004. Prior to joining Fleetmatics, Mr. Mitchell was Chief Technology Officer and founding partner of WS2 from 1998 until 2004, when it was acquired by Fleetmatics. Prior to joining WS2, Mr. Mitchell worked for Microsoft Corporation in its European headquarters in Dublin, Ireland, working on the Visual Studio team that developed Visual Basic 6.

Andrew M. Reynolds, 47, joined Fleetmatics as Senior Vice President, Global Business Development in June 2011. Prior to joining Fleetmatics, from 2007 until 2011, Mr. Reynolds served as Senior Vice President of Corporate Development at Art Technology Group, Inc., a publicly-traded provider of e-commerce software applications and services, where he was responsible for strategic planning, M&A and alliances. Mr. Reynolds served as Vice President of Corporate Development at Hyperion Solutions Corp. from 2002 until 2007. Mr. Reynolds has also held positions in management consulting, strategic marketing and sales.

Jill Ward, 55, joined Fleetmatics as President and Chief Operating Officer in April 2015. Prior to joining Fleetmatics, from 2001 to 2014, Ms. Ward was Senior Vice President and General Manager at Intuit Inc. (NASDAQ: INTU), a global provider of Software-as-a-Service, or SaaS offerings for small businesses and consumers. During Ms. Ward’s tenure at Intuit, she led multiple business units to deliver growth through business management solutions for SMBs and enterprise clients. Prior to joining Intuit in 2001, Ms. Ward was President of CRM Outsourcer Telespectrum Customer Care, held senior small business and consumer marketing positions at Fidelity Investments, and led strategy consulting teams at global consultancy Bain & Company.

PROPOSAL TWO

RE-APPOINTMENT OF AUDITORS AND AUTHORIZING DIRECTORS TO DETERMINE THEIR

REMUNERATION

The Audit Committee of the Board of Directors is responsible for the appointment, remuneration and retention of our auditors. The Audit Committee has selected PricewaterhouseCoopers as our independent registered public accounting firm, or auditors, to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2015 and to audit the effectiveness of our internal controls over financial reporting as of December 31, 2015 pursuant to the Sarbanes-Oxley Act of 2002, and we are asking shareholders to approve the re-appointment of PricewaterhouseCoopers as our auditors. PricewaterhouseCoopers has served as our auditors since 2009.

The Audit Committee annually reviews the auditors’ independence, including reviewing all relationships between the auditors and us and any disclosed relationships or services that may impact the objectivity and independence of the auditors, and their performance. A majority of the votes properly cast is required in order to ratify the re-appointment of PricewaterhouseCoopers as our auditors.

We expect that a representative of PricewaterhouseCoopers will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from shareholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has implemented procedures under our Audit Committee Pre-Approval Policy for Audit and Non-Audit Services, which we refer to as the Pre-Approval Policy, to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before the service may be provided by our independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. All of the audit-related, tax and all other services provided to us by PricewaterhouseCoopers LLP in 2014, 2013 and 2012 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in 2014, 2013 and 2012 were reviewed with the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Audit Fees

The Company has engaged PricewaterhouseCoopers LLP as its independent registered public accounting firm. The following table shows the aggregated fees billed by our principal accountant during the years ended December 31, 2014 and 2013:

($ in Thousands)	Year Ended December 31,
	2014	2013
Audit Fees(1)	$1,604	$1,371
Audit-Related Fees(2)	—	443
Tax Fees	—	—
All Other Fees(3)	3	12

Total	$1,607	$1,826

(1)	The “Audit Fees” represent fees for the respective year for professional services for the audit of our annual financial statements and internal control over financial reporting, the review of financial statements included in our quarterly financial statements and audit services provided in connection with other statutory or regulatory requirements. The Audit Committee pre-approved 100% of the “Audit Fees” in 2014 and 2013.
(2)	The “Audit-Related Fees” consist of fees for assurance and related services, including due diligence services that were reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” The Audit Committee pre-approved 100% of the “Audit-Related Fees” in 2014 and 2013.
(3)	The “All Other Fees” consist of fees for products and services (other than the services disclosed under “Audit Fees,” “Audit-Related Fees” and “Tax Fees”). The Audit Committee pre-approved 100% of the “All Other Fees” in 2014 and 2013.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE

RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS AS OUR AUDITORS FOR THE FISCAL

YEAR ENDING DECEMBER 31, 2015 AND AUTHORIZING THE DIRECTORS TO DETERMINE THEIR REMUNERATION.

PROPOSAL THREE

TO AUTHORIZE THE DIRECTORS TO SET THE REMUNERATION OF THE DIRECTORS

In order to authorize our Board to determine the remuneration of our directors, an ordinary resolution must be passed at the Annual Meeting in accordance with Irish law. An ordinary resolution requires a simple majority of the votes cast by those present at the Annual Meeting in person or by proxy at the meeting and who are entitled to vote. The Board has delegated the responsibility to set the remuneration of the directors to the Compensation Committee. The Compensation Committee is responsible for reviewing and approving the corporate goals and objectives relevant to each of the directors, evaluating the performance of the directors in light of these goals and objectives and setting the remuneration of directors based on such evaluations. Additional information on the roles and responsibilities of the Compensation Committee is provided in the “CORPORATE GOVERNANCE – Committees – Compensation Committee” section of this Proxy Statement.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” AUTHORIZING THE DIRECTORS TO

DETERMINE THE REMUNERATION OF THE DIRECTORS.

PROPOSAL FOUR

ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

Our compensation strategy is designed to attract and retain high-caliber executive officers and employees and to align their compensation with our objectives and shareholder interests. Compensation for our named executive officers consists of a base salary, an annual performance-based cash compensation program, long-term equity incentives, severance and change in control benefits, as well as retirement (401(k)) savings plan and other health and welfare benefits. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and other business related goals, and the realization of increased shareholder value. To achieve these objectives, our Compensation Committee, in conjunction with a third-party compensation consultant, reviews and evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive in our industry and region. In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to key financial and operational goals such as our financial and operational performance. We also provide a portion of our executive compensation in the form of restricted stock units that vest over time, which we believe helps to retain our executives and aligns their interests with those of our shareholders by allowing them to participate in the longer term success of our Company as reflected in stock price appreciation. The “Executive Compensation” section of this Proxy Statement describes in detail our executive compensation programs and the decisions made by the Compensation Committee and our Board with respect to the fiscal year ended December 31, 2014.

We are asking our shareholders to indicate their support and approval for our named executive officer compensation as described herein. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Therefore, our Board is asking shareholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby approved.

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, they will consider any shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING ADVISORY VOTE APPROVING

THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL FIVE

ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, such as Proposal No. 4 above. The Dodd-Frank Act requires the Company to hold the advisory vote on the frequency of the Say-on-Pay vote at least once every six years. The Board believes that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this proposal.

You may cast your vote on whether to hold an advisory vote on executive compensation once every year or abstain from voting when you vote on the following resolution:

RESOLVED, that the shareholders of the Company determine, on an advisory basis, that the frequency with which the shareholders of the Company shall have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s Proxy Statement is once every year.

The Board will take into account the result of the vote when determining the frequency of future Say-on-Pay votes; however, because this vote is advisory and not binding on the Board or the Company in any way, the board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more frequently than the option approved by our shareholders. In addition, the Board intends to monitor the available data on frequency and continually reevaluate its position and shareholder recommendation and may decide to put the frequency to vote earlier than required in the event that the data suggests it is appropriate.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” HOLDING A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

Executive Compensation

Compensation Discussion and Analysis

This section explains how our executive compensation programs are designed and operate with respect to our named executive officers listed in the Summary Compensation Table below. Our named executive officers in 2014 were James M. Travers, Chief Executive Officer and Chairman of the Board; Stephen Lifshatz, Chief Financial Officer; Kathleen Finato, Chief Marketing Officer; Peter Mitchell, Chief Technology Officer; and Andrew M. Reynolds, Senior Vice President of Corporate and Business Development.

Executive Summary

Our compensation strategy is designed to attract and retain high-caliber executive officers and employees and to align their compensation with our objectives and shareholder interests. Our goal is to provide a competitive total compensation package and to share our success with our named executive officers, as well as our other employees, when our objectives are met. Compensation for our named executive officers consists of the elements identified in the following table.

Compensation Element	Objective

Base salary	To attract and retain employees and to recognize ongoing performance of job responsibilities

Annual performance-based cash compensation	To re-emphasize corporate objectives and provide additional reward opportunities for our named executive officers (and employees generally) when key business objectives are met

Long-term equity incentive compensation	To reward increases in shareholder value and to emphasize and reinforce our focus on team success as well as to establish stability and retention among our most critical positions.

Severance and change in control benefits	To provide income protection in the event of involuntary loss of employment and to focus named executive officers on shareholder interests when considering strategic alternatives

Retirement savings (401(k) plan)	To provide retirement savings in a tax-efficient manner

Health and welfare benefits	To provide a basic level of protection from health, dental, life and disability risks

Each of the elements of our executive compensation program is discussed in more detail below. Our compensation elements are designed to be flexible, to complement each other, and to serve the compensation objectives described above. We have not adopted any formal or informal practices or guidelines for allocating compensation between fixed and variable compensation, cash and equity incentive awards, or short-term and long-term compensation. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of short-term cash and long-term equity incentive awards.

Determining Executive Compensation

Our Chief Executive Officer reviews the performance of each named executive officer other than himself, and based on this review and the factors described below, makes recommendations to the Compensation Committee with respect to each named executive officer’s total compensation package. The Compensation Committee then makes the final determination with regard to the total compensation package for our named executive officers, including our Chief Executive Officer. As discussed elsewhere in this Proxy Statement, at our 2015 Annual Meeting, we will be asking our shareholders to vote on Say-on-Pay and Say-on-Frequency. Following such Annual Meeting, the Board will consider the outcome of our Say-on-Pay vote results when determining future compensation policies and pay levels for our named executive officers, and will report the results of the Say-on-Pay vote and the Say-on-Frequency vote as required by applicable SEC rules.

For 2014, our Board used a study conducted in 2013 by Compensia, Inc., or Compensia, a compensation consultant, to help evaluate the total compensation packages for our named executive officers. The Compensation Committee also relied on a Radford technology compensation survey conducted in 2013 for companies ranging from $200 million to $500 million in revenue. As part Compensia’s engagement, they analyzed data obtained from the Broad High Technology Survey for companies ranging from $50 million to $200 million in revenue. Compensia also analyzed compensation data relating to the following 19 publicly-traded U.S.-based SaaS companies, which we consider our peer group:

Broadsoft	Guidewire Software	Open Table	SPS Commerce
Cornerstone OnDemand	Imperva	PROS Holdings	Ultimate Software Group
Demandware	Jive Software	SciQuest	Trulia
E2open	Live Person	ServiceNow	Wageworks
Exact Target	LogMeIn	Splunk

The general criteria for selecting our peer companies included industry, revenue, market capitalization, and revenue growth. We also selected peer group companies that operate in the internet/software space, with a preference for those with a vertical market and/or Software-as-a-Service, or SaaS, focus. In addition, these companies also represent the type of companies with which we compete for executive talent. This peer group will be evaluated and adjusted, if appropriate, when future compensation studies are conducted. The peer group was updated in 2014 for compensation studies we conducted in 2014 with respect to our Board compensation and in 2015 with respect to our executives’ compensation.

Elements of Compensation

Base Salaries

Base salaries for our named executive officers were established initially through arms-length negotiations at the time the individual was hired, taking into account available external compensation data and internal pay equity considerations, as well as the individual’s qualifications and experience. Base salaries of our named executive officers are reviewed by our Chief Executive Officer and our Senior Vice President of Human Resources and approved annually by our Compensation Committee. Adjustments to base salaries are based on an individual’s performance, promotions, as well as available external compensation surveys and internal pay equity considerations. In making decisions regarding salary adjustments, our Compensation Committee also draws upon the experience that members of our Board have within our industry. We do not assign a specific weight to any single factor in making decisions regarding base salary adjustments.

For 2014, our Compensation Committee sought to set base salaries for our named executive officers at levels that would result in total cash compensation that is generally at or near the 75th percentile of our peer group. The Compensation Committee also considered the base compensation of executives at similar companies that we compete with for talent. In 2014, the Compensation Committee approved base salary increases for Mr. Travers and Mr. Mitchell to make their total cash compensation more in line with the 75th percentile of the market. These increases, which were effective April 1, 2014, were also based on the individual’s overall performance and the growth of our Company.

The following table sets forth the rate of base salary for our named executive officers for fiscal 2014 and 2013:

Named Executive Officer	2014 Base Salary		2013 Base Salary		% Change
James M. Travers	$550,000	(1)	$500,000		10.0%
Stephen Lifshatz	$350,000		$350,000		—
Kathleen Finato	$275,000		$275,000		—
Peter Mitchell	€210,000	(2)	€200,000	(2)	5.0%
Andrew M. Reynolds	$260,000		$260,000		—

(1)	Includes €41,389 allocated to Mr. Travers’ service on the Board, which is $57,500 based on a conversion rate of 1.389258, which was the exchange rate to U.S. dollars as of April 14, 2014 as published by the Central Bank of Ireland.
(2)	Pursuant to the terms of Mr. Mitchell’s employment agreement, Mr. Mitchell’s salary and bonus was paid in euro (€). For purposes of reporting Mr. Mitchell’s salary and bonus payments for the years ended December 31, 2014 and 2013, an exchange rate of 1.2141 and 1.3917 was used, respectively, to convert such amounts to U.S. dollars ($). Such exchange rates were determined by reference to the daily foreign currency exchange rates published by the Central Bank of Ireland.

Annual Performance-Based Cash Compensation

Bonus Plan. The named executive officers participate in our Senior Executive Cash Incentive Bonus Plan, or the Bonus Plan. The Bonus Plan provides for the opportunity to earn a cash bonus based upon a combination of corporate performance goals and individual performance objectives established by our Compensation Committee.

Under our Bonus Plan, our Compensation Committee may establish corporate performance goals related to our or any of our subsidiaries’ financial and operational metrics, including the following: revenues; expense levels; cash flow (including, but not limited to, operating cash flow and free cash flow); business development and financing milestones; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of our ordinary shares; economic value-added sales; acquisitions or strategic transactions; operating income (loss); return on capital, assets, equity, or investment; shareholder returns; return on sales; gross or net profit levels; productivity; expense; margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share of our ordinary shares; sales or market share and number of customers; number of subscribers; number of units; bookings; and Adjusted EBITDA, any of which may be measured in absolute terms, as compared to any incremental increase, measured in terms of growth, or as compared to results of a peer group.

Each executive officer who is selected to participate in the Bonus Plan has a target bonus opportunity set for a performance period established by the Compensation Committee. For 2014, the performance period was fiscal year 2014. The bonus formulas are adopted at the beginning of each performance period by the Compensation Committee and communicated to each executive. The corporate performance goals are measured at the end of each performance period after our financial reports have been published or such other appropriate time as the Compensation Committee determines. If the corporate performance goals and any applicable individual performance objectives are met, payments are made as soon as practicable following the end of the performance period. Subject to the rights contained in any agreement between the executive officer and the Company, an executive officer must be employed by the Company on the bonus payment date to be eligible to receive a bonus payment.

All of our named executive officers participated in the Bonus Plan in 2014. The corporate performance goals our Compensation Committee used to establish bonus targets for the named executive officers for 2014 included Adjusted EBITDA, revenue, expense savings, and net fleet management subscriptions. We define Adjusted EBITDA as net income (loss) before income taxes, interest income (expense), foreign currency transaction (gain) loss, depreciation and amortization of property and equipment, amortization of capitalized in-vehicle devices owned by customers, amortization of intangible assets, share-based compensation, acquisition-related transaction costs, certain non-recurring litigation and settlement costs, certain non-recurring secondary public offering costs, acquisition-related transaction costs, and loss on extinguishment of debt. The Compensation Committee determined the targets for each of these corporate performance goals in consultation with management, based on budgeted figures under our 2014 budget and financial plan. The Compensation Committee established corporate performance goals it believed were necessary to provide a competitive compensation package in light of each named executive officer’s base salary and to motivate our executives to achieve a high level of growth. Each named executive officer must achieve at least 90% of each corporate performance goal assigned to him or her in order for a bonus to be paid to the executive with respect to that goal. From 90% to 100% of achievement of each corporate performance goal, a portion of the bonus will be earned based on a straight-line interpolation. An accelerator is provided for achievement above the 100% bonus where 2% is earned for each 1% above the 100% threshold. Individual performance goals may be subjective, with the possibility for achievement over the target level.

If the Company-wide performance objectives and any individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period.

Target Bonuses. As with our base salaries, the target annual cash incentive bonus opportunities (generally expressed as a percentage of base salary) for our named executive officers were established initially through arm’s-length negotiations at the time the individual was hired, taking into account any available external compensation data and internal pay equity considerations, as well as the individual’s qualifications and experience. Adjustments to annual incentive compensation targets are based upon the individual’s performance, as well as available external compensation market data and internal pay equity considerations. Along with base salaries, annual incentive compensation targets are reviewed and approved annually by the Compensation Committee. In making decisions regarding adjustment to annual incentive compensation targets, our Compensation Committee also draws upon the experience that members of our Board have within our industry. We do not assign a specific weight to any single factor in making decisions regarding adjustments to annual incentive compensation targets.

For 2014, our Compensation Committee sought to set annual incentive compensation targets for our named executive officers at levels that would result in total cash compensation that is generally at or near the 75th percentile of our peer group. The Compensation Committee also considered the incentive compensation for executives at similar companies we compete with for executive talent. In April 2014, the Compensation Committee approved annual incentive targets for each of our named executive officers to make their total cash compensation as competitive as those of similarly situated executives in our peer group or similar companies. These increases were also based on the individual’s overall performance and the growth of our Company.

The following table sets forth the annual incentive compensation targets for our named executive officers under our Bonus Plan for fiscal 2014 and 2013:

Named Executive Officer	2014 Target Bonus ($)	2014 Target Bonus (% of base salary)	2013 Target Bonus (% of base salary)	% Change
James M. Travers	$550,000	100.0%	100.0%	—
Stephen Lifshatz	$250,000	71.4%	65.0%	9.9%
Kathleen Finato	$160,000	58.2%	58.2%	—
Peter Mitchell	€130,000	61.9%	60.0%	3.2%
Andrew M. Reynolds	$150,000	57.7%	57.7%	—

Individual performance goal achievement in 2014 under the Bonus Plan was based on performance for the fiscal year 2014 and the results measured as of December 31, 2014 (see table below). In addition to corporate performance objectives and individual performance objectives, 15% of the annual bonuses for Messrs. Lifshatz, Mitchell, and Reynolds and Ms. Finato were based on operating within their respective 2014 controllable operating expense budgets. Credit was given to these named executive officers for 100% achievement of their individual operating expense component because the Company’s Adjusted EBITDA result was at 111.3% of target. These performance objectives should not be interpreted as a prediction of how we will perform in future periods. As described above, the purpose of these objectives was to establish a method for determining the payment of performance based cash compensation. You are cautioned not to rely on these performance goals as a prediction of future performance.

Bonus Objective	Target	Actual	% Attainment
	(dollars in thousands)
Revenue	$234,061	$231,581	98.9%
Adjusted EBITDA	$66,418	$73,946	111.3%
Net Fleet Management Subscriptions	179,114	146,946	82.0%

Mr. Travers’ target bonus for 2014 was $550,000 based 50% on Adjusted EBITDA and 50% on revenue.

Mr. Lifshatz’ target bonus for 2014 was $250,000 based 30% on Adjusted EBITDA, 30% on revenue, 15% on controllable operating expenses and 25% on individual performance goals. Ms. Finato’s target bonus for 2014 was $160,000 based 30% on net fleet management subscriptions, 30% on revenue, 15% on controllable operating expenses and 25% on individual performance goals.

Mr. Mitchell’s target bonus for 2014 was €130,000 based 30% on Adjusted EBITDA, 30% on revenue, 15% on controllable operating expenses and 25% on individual performance goals.

Mr. Reynolds’ target bonus for 2014 was $150,000 based 30% on Adjusted EBITDA, 30% on revenue, 15% on controllable operating expenses and 25% on individual performance goals.

At the end of each year, or such other appropriate time as the Compensation Committee determines, the Compensation Committee reviews our actual results against the performance objectives and determines the amount of bonus to be paid under the Bonus Plan as a whole. For 2014, the Compensation Committee determined that the named executive officers had earned bonuses based on the corporate performance goals and, if applicable, their respective individual performance goals as follows: Mr. Travers, $582,095; Mr. Lifshatz, $271,253; Ms. Finato, $160,000; Mr. Mitchell, €134,552; and Mr. Reynolds, $155,252.

Long-Term Equity Incentive Compensation

Our named executive officers are eligible to receive long-term equity-based incentive awards, which are intended to align the interests of our named executive officers with the interests of our shareholders, to encourage the retention of our employees and executive officers, and to emphasize and reinforce our focus on team success. Prior to our initial public offering, we offered our executives and key employees stock options, subject to vesting based on continued employment. Since our initial public offering, our long-term equity-based incentive compensation awards have been made in the form of restricted stock units or performance-based restricted stock units subject to vesting based on continued employment. We believe that stock options and restricted stock units, including performance-based restricted stock units, are effective tools for meeting our compensation goal of increasing long-term shareholder value. Because the value of restricted stock units is based on the price of our ordinary shares when the restricted stock units vest, we believe that restricted stock units provide meaningful incentives to employees to achieve increases in the value of our stock over time, and because performance-based restricted stock units reward the executive for achievement of Company-wide and individual performance goals, performance-based restricted stock units provide incentives to increase the value of our stock over the specified measurement period, and the time-based vesting encourages the retention of the executive who has achieved the performance-based restricted stock unit award.

All restricted stock unit and performance-based restricted stock unit awards are approved by the Compensation Committee. In determining the size of an award to a named executive officer, the Compensation Committee takes into the account individual performance generally consisting of financial performance for the year as well as a subjective, qualitative review of the each named executive officer’s contribution to the success of the business, internal pay equity considerations, and the value of existing long-term awards. Each named executive officer received an initial grant of stock options and/or restricted stock units in connection with the commencement of his or her employment. Our named executive officers and other key employees are also eligible to receive additional grants or awards from time to time. We do not have a set program for the award of these additional grants or awards, and our Compensation Committee retains discretion to make stock option or restricted stock unit awards to employees at any time. In an effort to understand and consider best practices, the Compensation Committee has sought details of equity based programs from peer and other companies through Compensia, our compensation consultant. Topics under evaluation include but are not limited to: minimum holding requirement practices by board members and executive officers, split of time-based restricted stock units and performance-based restricted stock units.

Prior to the consummation of our initial public offering in October 2012, stock option awards to our named executive officers typically had vesting schedules of four years, with 25% vesting on the first anniversary of the vesting start date, which is a date fixed by the Board or Compensation Committee when making equity awards, and the remainder vesting in twelve quarterly installments thereafter. Since the consummation of our initial public offering, restricted stock unit and performance-based restricted stock unit awards to our named executive officers typically vest over four years, with 25% vesting on each anniversary of the vesting start date, and the remainder vesting in three annual installments thereafter. Performance-based restricted stock units are subject to the same vesting schedule, for that portion of the award which is earned based on the performance targets set forth in the grant agreement governing the award. We believe the time-based vesting schedules encourage long-term employment with our Company, while allowing our executives to realize compensation in line with the value they achieve for our shareholders.

In April 2014, Mr. Travers was awarded 75,000 performance-based restricted stock units, Mr. Lifshatz was awarded 30,000 performance-based restricted stock units, Ms. Finato was awarded 20,000 performance-based restricted stock units, Mr. Mitchell was awarded 20,000 performance-based restricted stock units, and Mr. Reynolds was awarded 20,000 performance-based restricted stock units. These awards were each granted in recognition of the named executive officers’ critical role and contribution to our Company. Each award was subject to the achievement of at least 90% of Company performance targets and vesting over four years, with 25% of the earned portion of the award vesting on each anniversary of the vesting start date, which is a date fixed by our Compensation Committee when making equity awards. The criteria for attainment of performance-based restricted stock units for the named executive officers were the same corporate performance goals as for the cash bonuses (see table below). As with the cash bonuses, each named executive officer must achieve at least 90% of each corporate performance goal assigned to him or her in order to earn performance-based restricted stock units with respect to that goal. From 90% to 100% achievement of each corporate performance goal, a portion of performance-based restricted stock units will be earned based on a straight-line interpolation (so, for example, upon achievement of a corporate performance goal at 91%, the named executive officer will earn 10% of the target performance-based restricted stock units with respect to that goal). Unlike cash bonuses, however, there is no opportunity for achievement of performance-based restricted stock units above 100% of the granted amount.

Corporate Performance Goal	Target	Actual	% Attainment	Travers PSUs Earned	Lifshatz PSUs Earned	Finato PSUs Earned	Mitchell PSUs Earned	Reynolds PSUs Earned
	(dollars in thousands)
Revenue	$234,061	$231,581	98.9%	33,526	13,410	8,940	8,940	8,940
Adjusted EBITDA	$66,418	$73,946	111.3%	37,500	15,000	—	10,000	10,000
Net Fleet Management Subscriptions	179,114	146,946	82.0%	—	—	—	—	—

Severance and Change in Control Benefits

We have employment agreements with each of our named executive officers. Our employment agreements with our named executive officers contain provisions for severance benefits upon the termination of employment by the Company other than for cause, including for termination following a change in control or by the employee for good reason. We provide these severance and change in control benefits to promote retention and to ease the consequences of an unexpected termination of employment. The arrangements are also intended to preserve morale and productivity in the face of the potentially disruptive impact of a change in control. These benefits allow our named executive officers to focus on the value of strategic initiatives to shareholders without concern for their own continued employment, as each of their offices is at heightened risk of turnover in the event of a change in control.

Please refer to the discussion below under “—Employment Agreements; Potential Payments upon Termination or Change in Control” for a more detailed discussion of our severance and change in control benefits.

Employee Benefits

Our named executive officers are eligible for the same benefits to our employees generally. These include participation in a tax-qualified 401(k) plan with a partial matching contribution feature and group health, dental, life and disability insurance plans, or the equivalent plans for our executives located outside of the U.S. The type and extent of benefits offered are intended to be competitive within our industry.

Pension Benefits

We do not offer any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not offer any nonqualified deferred compensation plans.

Other Compensation Practices and Policies

Perquisites and Personal Benefits. As noted above, our named executive officers are eligible to participate in the same benefits as those offered to full-time employees in the country in which such executive is employed. In addition, the Company pays the entire group health, dental, and vision insurance plan premiums for Messrs. Travers, Lifshatz and Reynolds. The Company also contributes 5% of Mr. Mitchell’s salary to a private Irish pension plan. We do not have any other programs for providing material personal benefits or executive perquisites to our named executive officers.

Stock Ownership Guidelines. There are currently no equity ownership requirements or guidelines that any of our named executive officers or other employees must meet or maintain.

Insider Trading Policy. Our executive officers, employees and directors are subject to our insider trading policy. Under this policy, all of our executive officers, directors and insider employees are prohibited from engaging in transactions in our ordinary shares except during an open trading window, unless pursuant to a 10b5-1 trading plan approved by the Company’s compliance officer. Except for trades made pursuant to a 10b5-1 trading plan, our executive officers, directors and insider employees are required to clear their trades in advance with the Company’s compliance officer.

Accounting for Stock-Based Compensation. We follow Financial Accounting Standard Board (“FASB”), Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation (“ASC 718”), for our stock-based compensation awards to employees. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, restricted stock awards and restricted stock unit awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from these awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their statements of operations over the period that an executive officer is required to render service in exchange for the option or other award. Our compensation may consider the impact of ASC 718 when granting equity-based awards.

Tabular Disclosure Regarding Executive Compensation

The following tables provide information regarding the compensation awarded to or earned during our fiscal years ended December 31, 2014, 2013, and 2012 by our named executive officers:

Summary Compensation Table—2014

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards[1] ($)	Option Awards[1] ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation[2] ($)	Non- Qualified Deferred Compensation Earnings ($)	Total ($)
James M. Travers	2014	$536,346	(3)	$—	$2,346,750	$—	$582,095	$20,558	$—	$3,485,749
Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	2013	$496,538		$—	$2,788,100	$—	$619,560	$14,585	$—	$3,918,783
	2012	$350,000		$—	$—	$—	$302,847	$11,676	$—	$664,523

Stephen Lifshatz	2014	$350,000		$—	$938,700	$—	$271,253	$20,558	$—	$1,580,511
Chief Financial Officer (Principal Financial Officer)	2013	$340,385		$—	$1,792,350	$—	$296,720	$14,585	$—	$2,444,040
	2012	$300,000		$—	$—	$—	$249,839	$11,676	$—	$561,515

Kathleen Finato(4)	2014	$275,000		$—	$625,800	$—	$160,000	$10,706	$—	$1,071,506
Chief Marketing Officer	2013	$126,923		$—	$2,472,500	$—	$95,264	$—	$—	$2,694,687

Peter Mitchell(5)	2014	$242,820		$—	$625,800	$—	$163,360	$6,756	$—	$1,038,736
Chief Technology Officer	2013	$275,820		$—	$1,593,200	$—	$146,855	$10,394	$—	$2,026,269
	2012	$224,298		$—	$—	$—	$203,649	$9,018	$—	$436,965

Andrew M. Reynolds	2014	$260,000		$—	$625,800	$—	$155,252	$20,558	$—	$1,061,610
Senior Vice President, Global Business Development	2013	$258,076		$—	$398,300	$—	$165,378	$14,585	$—	$836,339
	2012	$250,000		$—	$—	$269,086	$121,943	$14,554	$—	$655,583

(1)	The value of the awards has been computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, “Compensation—Stock Compensation” (“ASC 718”), excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 27, 2015. These amounts do not represent the actual amounts paid to or realized by the Executive Officer for these awards during fiscal year 2014. The value as of the grant date for stock options and restricted stock awards is recognized over the number of days of service required for the grant to become vested. A portion of the amounts reported under the “Stock Awards” column represent performance-based awards whose performance targets were met as of December 31, 2014. In the case of performance-based restricted stock units, the fair value is reported for the probable outcome, which for this purpose is estimated as 100% achievement.
(2)	Includes the value of employer-provided health and welfare benefit; and for Mr. Mitchell also includes a contribution of 5% of Mr. Mitchell’s salary to a private Irish pension plan. For Messrs. Travers, Lifshatz and Reynolds and Ms. Finato, includes a discretionary match of $1,000 approved by the Board for 401(k) contributions in 2014.
(3)	Includes €41,389 paid to Mr. Travers in Ireland which is the portion the Company allocated to his service on the Board, representing $57,500 based on a conversion rate of 1.389258, which was the exchange rate to U.S. dollars as of April 14, 2014 as published by the Central Bank of Ireland.
(4)	Ms. Finato’s 2013 base salary was based on her hire date of July 8, 2013, and her bonus was pro-rated based on her start date as well.
(5)	Pursuant to the terms of Mr. Mitchell’s employment agreement, Mr. Mitchell’s salary, bonus and pension plan payments were paid in euro (€). For purposes of reporting Mr. Mitchell’s salary, bonus and pension plan payments for the years ended December 31, 2014, 2013 and 2012, an exchange rate of 1.2141, 1.3791 and 1.3194 were used, respectively, to convert such amounts to U.S. dollars ($). Such exchange rates were determined by reference to the daily foreign currency exchange rates published by the Central Bank of Ireland.

Grants of Plan-Based Awards—2014

Name	Grant Date	Estimated Future Payouts Under Non Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant date fair value of Stock and Option Awards(1) ($)
		Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James M. Travers	4/24/2014	—	$550,000		—	—	75,000	75,000	—	—	—	$2,346,750
Stephen Lifshatz	4/24/2014	—	$250,000		—	—	30,000	30,000	—	—	—	$938,700
Kathleen Finato	4/24/2014	—	$160,000		—	—	20,000	20,000	—	—	—	$625,800
Peter Mitchell	4/24/2014	—	$157,833	(2)	—	—	20,000	20,000	—	—	—	$625,800
Andrew M. Reynolds	4/24/2014	—	$150,000		—	—	20,000	20,000	—	—	—	$625,800

(1)	The valuation of stock and option based awards is based on the grant date fair value computed in accordance with FASB ASC 718 disregarding any estimates of forfeitures. The assumptions used to calculate the value of stock and option awards are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 27, 2015. In the case of performance-based restricted stock units, the fair value is reported for the probable outcome, which for this purpose is estimated as 100% achievement.
(2)	For purposes of reporting Mr. Mitchell’s salary and bonus payments for the year ending December 31, 2014 an exchange rate of 1.2141 was used to convert such amounts to U.S. dollars ($). Such exchange rates were determined by reference to the daily foreign currency exchange rates published by the Central Bank of Ireland.

Outstanding Equity Awards at December 31, 2014

The following table sets forth information with respect to outstanding stock options and stock awards held by our named executive officers as of December 31, 2014.

Outstanding Equity Awards at 2014 Fiscal Year End

		Option Awards[1]					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James M. Travers	12/28/2010	256,666	—	—	$3.075	12/28/2017	—	$—	—		$—
	5/1/2013	—	—	—	—	—	—	—	91,875	(3)	3,260,644
	4/24/2014	—	—	—	—	—	—	—	71,026	(4)	2,520,713
Stephen Lifshatz	12/28/2010	136,336	—	—	$3.075	12/28/2017	—	—	—		—
	5/1/2013	—	—	—	—	—	—	—	59,062	(3)	2,096,110
	4/24/2014	—	—	—	—	—	—	—	28,410	(4)	1,008,271
Kathleen Finato	9/2/2013	—	—	—	—	—	26,250	931,613	5,625	(5)	199,631
	4/24/2014	—	—	—	—	—	—	—	8,940	(4)	317,281
Peter Mitchell	12/28/2010	32,500	—	—	$3.075	12/28/2017	—	—	—		—
	5/1/2013	—	—	—	—	—	—	—	52,500	(3)	1,863,225
	4/24/2014	—	—	—	—	—	—	—	18,940	(4)	672,181
Andrew M. Reynolds	9/7/2011	25,500	23,625	—	$7.865	9/7/2018	—	—	—		—
	5/4/2012	15,118	—	—	$7.965	5/4/2019	—	—	—		—
	5/1/2013	—	—	—	—	—	—	—	13,125	(3)	465,806
	4/24/2014	—	—	—	—	—	—	—	18,940	(4)	672,181

(1)	These stock options vest over four years from date of grant, at the rate of 25% on the first anniversary and 25% on each anniversary thereafter.
(2)	These restricted stock unit awards were granted on September 2, 2013 and are subject to vesting restrictions that lapse over four years, 25% on September 2, 2014 and 25% on each of the next three years thereafter.
(3)	These restricted stock unit awards were granted on May 1, 2013 and are subject to vesting restrictions that lapse over four years, 25% on March 15, 2014 and 25% on each of the next three years thereafter. These are performance based restricted stock units awards for which vesting is subject to attainment of certain financial performance targets for the fiscal year in which they are granted.
(4)	These restricted stock unit awards were granted on April 24, 2014 and are subject to vesting restrictions on disposition that lapse over four years, 25% on March 2, 2015 and 25% on each of the next three years thereafter. These are performance based restricted stock units awards for which vesting is subject to attainment of certain financial performance targets for the fiscal year in which they are granted.
(5)	These restricted stock unit awards were granted on September 2, 2013 and are subject to vesting restrictions on disposition that lapse over four years, 25% on September 2, 2014 and 25% on each of the next three years thereafter. These are performance based restricted stock units awards for which vesting is subject to attainment of certain financial performance targets for the fiscal year in which they are granted.
(6)	Determined based on the Company’s closing stock price of $35.49 on December 31, 2014.

Option Exercises and Stock Vested—2014

The following table provides certain information regarding the number of stock options exercised and restricted stock units that vested in the year ended December 31, 2014 under our equity incentive plans and the corresponding amounts realized by the named executive officers. The value realized on exercise for stock option awards is calculated as the difference between the closing prices of our ordinary shares on the NYSE on the exercise date and the exercise price of the applicable stock option award. The value realized on vesting for restricted stock units is calculated as the product of the number of shares subject to the restricted stock units that vested and the closing price of our ordinary shares on the NYSE on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James M. Travers	85,000	$2,896,565	30,625	$1,089,331
Stephen Lifshatz	34,595	$1,173,448	19,688	$700,302
Kathleen Finato	—	$—	8,750	$356,931
Peter Mitchell	—	$—	17,500	$622,475
Andrew M. Reynolds	21,341	$677,403	4,375	$155,619

Employment Agreements; Potential Payments upon Termination or Change in Control

Pursuant to employment agreements entered into with each of our named executive officers at the start of their employment with the Company and as amended, upon a change of control of our Company, each is entitled to certain severance and change of control benefits as follows:

James M. Travers. Mr. Travers currently receives a base salary of $600,000 which is subject to upward adjustment at the discretion of the Compensation Committee. Mr. Travers is also eligible for an annual performance bonus of up to 100% of his base salary.

We entered into an employment agreement with Mr. Travers with an effective date as of January 1, 2013 and a term ending January 1, 2015. On April 17, 2015 we entered into a new employment agreement with Mr. Travers which contained substantially the same terms as the prior employment agreement, except that the new agreement is for indefinite term. Mr. Travers’ new employment agreement provides that if, prior to a change of control (as defined in the employment agreement) or after six months following a change of control, his employment is terminated without cause (as defined in the employment agreement) or he resigns his employment with us for good reason (as defined in the employment agreement), Mr. Travers will be entitled to severance pay at a rate equal to his base salary rate, as then in effect, for a period, which we refer to as the severance period, that ends 12 months from the date of such termination. His severance also includes Company-paid coverage for Mr. Travers and his eligible dependents under the applicable benefits plans for the applicable period following such termination. If, within six months of a change of control, we terminate Mr. Travers’ employment with us without cause or Mr. Travers resigns from such employment for good reason, he will be entitled to a lump sum payment equal to his annual base salary at the level in effect immediately prior to his termination date over the severance period plus a pro-rated portion of his annual target bonus based on achievement of then applicable corporate and personal performance metrics as of his termination date, accelerated vesting of his outstanding equity awards and Company-paid coverage for Mr. Travers and his eligible dependents under the applicable benefit plans for the severance period following such termination. Payment of this severance and receipt of these benefits are conditioned upon Mr. Travers’ compliance with the terms of his Non-Competition Agreement. If Mr. Travers voluntarily terminates his employment with us (except upon resignation for good reason) or we terminate his employment with us for cause, Mr. Travers will only be eligible for severance benefits in accordance with our established policies, if any, then in effect and all vesting will terminate immediately with respect to his outstanding equity awards and all compensation payments by us to Mr. Travers under the employment agreement will terminate immediately (except as to amounts already earned). If Mr. Travers’ employment with us terminates due to his death or disability, Mr. Travers will only be eligible for severance benefits in accordance with our established policies, if any, then in effect and all compensation payments by us to Mr. Travers under the employment agreement will terminate immediately (except as to amounts already earned) and, in addition to the number of shares that have vested as of the date of such termination, a number of shares will vest equal to the number of shares that would have otherwise vested if Mr. Travers had remained employed with us through the one-year anniversary of the date of such termination.

Stephen Lifshatz. Mr. Lifshatz currently receives a base salary of $350,000 which is subject to review and adjustment by the Company. Mr. Lifshatz is also eligible for an annual performance bonus of up to $250,000 (at target performance). Mr. Lifshatz’ employment agreement provides that the Company will pay 100% of the cost of premiums for Company covered health, dental and vision benefits.

Mr. Lifshatz’ employment agreement provides that if, prior to or absent a change of control (as defined in the employment agreement), we terminate his employment without cause (as defined in the employment agreement) or Mr. Lifshatz resigns his employment with us for good reason (as defined in the employment agreement), he will be entitled to severance pay at a rate equal to his base salary rate, as then in effect, for 12 months from the date of such termination and Company-paid coverage for Mr. Lifshatz and his eligible dependents under the applicable benefits plans for 12 months following such termination. Upon a change of control, 50% of any outstanding stock options not yet vested shall become immediately vested. If, within six months of a change of control, we terminate Mr. Lifshatz’ employment with us without cause or Mr. Lifshatz resigns from such employment for good reason, he will be entitled to severance pay at a rate equal to his base salary rate, as then in effect, for 12 months and Company-paid coverage for Mr. Lifshatz and his eligible dependents under the applicable benefit plans for 12 months following such termination and 100% of any outstanding stock options not yet vested shall become immediately vested upon Mr. Lifshatz’ date of termination or resignation. Payment of this severance and receipt of these benefits are conditioned upon Mr. Lifshatz’ compliance with the terms of his Non-Competition Agreement. If Mr. Lifshatz voluntarily terminates his employment with us (except upon resignation for good reason) or we terminate his employment with us for cause, Mr. Lifshatz will only be eligible for severance benefits in accordance with our established policies, if any, then in effect and all vesting will terminate immediately with respect to his outstanding options not yet vested and all compensation payments by us to Mr. Lifshatz under the employment agreement will terminate immediately (except as to amounts already earned). If Mr. Lifshatz’ employment with us terminates due to his death or disability, Mr. Lifshatz will only be eligible for severance benefits in accordance with our established policies, if any, then in effect and all compensation payments by us to Mr. Lifshatz under his employment agreement will terminate immediately (except as to amounts already earned) and, in addition to the number of shares of stock options that have vested as of the date of such termination, a number of shares of stock options will vest equal to the number of shares of stock options that would have otherwise vested if Mr. Lifshatz had remained employed with us through the one-year anniversary of the effective date (as defined in the employment agreement) immediately following the date of such termination.

Kathleen Finato. Ms. Finato currently receives a base salary of $275,000 which is subject to review and adjustment by us. Ms. Finato is also eligible for an annual performance bonus of $160,000 (at target performance).

Ms. Finato’s employment agreement provides that if, prior to or absent a change of control (as defined in the employment agreement), we terminate her employment without cause (as defined in the employment agreement) or Ms. Finato resigns her employment with us for good reason (as defined in the employment agreement), she will be entitled to severance pay at a rate equal to her base salary rate, as then in effect, for six months from the date of such termination and Company-paid coverage for Ms. Finato and her eligible dependents under the applicable benefits plans for six months following such termination. If, within six months of a change of control, we terminate Ms. Finato’s employment with us without cause or Ms. Finato resigns from such employment for good reason, she will be entitled to severance pay at a rate equal to her base salary rate, as then in effect, for six months and Company-paid coverage for Ms. Finato and her eligible dependents under the applicable benefit plans for six months following such termination and 100% of any outstanding stock options not yet vested shall become immediately vested upon Ms. Finato’s date of termination or resignation. Payment of this severance and receipt of these benefits are conditioned upon Ms. Finato’s compliance with the terms of her Non-Competition Agreement. If Ms. Finato voluntarily terminates her employment with us (except upon resignation for good reason) or we terminate her employment with us for cause, Ms. Finato will only be eligible for severance benefits in accordance with our established policies, if any, then in effect and all vesting will terminate immediately with respect to her outstanding options not yet vested and all compensation payments by us to Ms. Finato under the employment agreement will terminate immediately (except as to amounts already earned). If Ms. Finato’s employment with us terminates due to her death or disability, Ms. Finato will only be eligible for severance benefits in accordance with our established policies, if any, then in effect and all compensation payments by us to Ms. Finato under her employment agreement will terminate immediately (except as to amounts already earned) and, in addition to the number of shares of stock options that have vested as of the date of such termination, a number of shares of stock options will vest equal to the number of shares of stock options that would have otherwise vested if Ms. Finato had remained employed with us for six months from the date of termination.

Peter Mitchell. Mr. Mitchell currently receives a base salary of €210,000 (or approximately $254,961) which is subject to upward adjustment by the board. Mr. Mitchell is also eligible for an annual performance bonus of up to €130,000 (or approximately $157,833) (at target performance). Mr. Mitchell’s employment agreement provides that the Company will contribute an amount equivalent to 5% of his annual salary to Mr. Mitchell’s pension plan, and that the Company will pay the premiums for private health insurance for Mr. Mitchell.

Mr. Mitchell’s employment agreement provides that if, prior to or absent a change of control (as defined in the employment agreement), we terminate his employment without cause (as defined in the employment agreement) or Mr. Mitchell resigns his employment with us for good reason (as defined in the employment agreement), he will be entitled to severance pay at a rate equal to his base salary rate, as then in effect, for six months from the date of such termination and Company-paid coverage for Mr. Mitchell under the applicable benefits plans for six months following such termination. If, within six months of a change of control, we terminate Mr. Mitchell’s employment with us without cause or Mr. Mitchell resigns from such employment for good reason, he will be entitled to severance pay at a rate equal to his base salary rate, as then in effect, for 12 months and Company-paid coverage for Mr. Mitchell under the applicable benefits plans for twelve months following such termination and 100% of any outstanding stock options not yet vested shall become immediately vested upon Mr. Mitchell’s date of termination or resignation. Payment of this severance and receipt of these benefits are conditioned upon Mr. Mitchell’s compliance with the post-termination obligations, including covenants not to compete, set forth in his employment agreement. If Mr. Mitchell voluntarily terminates his employment with us (except upon resignation for good reason) or we terminate his employment with us for cause, Mr. Mitchell will only be eligible for severance benefits in accordance with our established policies, if any, then in effect and all vesting will terminate immediately with respect to his outstanding options not yet vested and all compensation payments by us to Mr. Mitchell under the employment agreement will terminate immediately (except as to amounts already earned). If Mr. Mitchell’s employment with us terminates due to his death or disability, Mr. Mitchell will only be eligible for severance benefits in accordance with our established policies, if any, then in effect and all compensation payments by us to Mr. Mitchell under his employment agreement will terminate immediately (except as to amounts already earned) and, in addition to the number of shares of stock options that have vested as of the date of such termination, a number of shares of stock options will vest equal to the number of shares of stock options that would have otherwise vested if Mr. Mitchell had remained employed with us for six months from the date of such termination.

Andrew M. Reynolds. Mr. Reynolds currently receives a base salary of $260,000 which is subject to review and adjustment by us. Mr. Reynolds is also eligible for an annual performance bonus of up to 50% of his base salary. Mr. Reynolds’ agreement provides that the Company will pay 100% of the cost of premiums for Company covered health, dental and vision benefits.

Mr. Reynolds’ employment agreement provides that if, prior to or absent a change of control (as defined in the employment agreement), we terminate his employment without cause (as defined in the employment agreement) or Mr. Reynolds resigns his employment with us for good reason (as defined in the employment agreement), he will be entitled to severance pay at a rate equal to his base salary rate, as then in effect, for six months from the date of such termination and Company-paid coverage for Mr. Reynolds and his eligible dependents under the applicable benefits plans for six months following such termination. If, within six months of a change of control, we terminate Mr. Reynolds’ employment with us without cause or Mr. Reynolds resigns from such employment for good reason, he will be entitled to severance pay at a rate equal to his base salary rate, as then in effect, for 12 months and Company-paid coverage for Mr. Reynolds and his eligible dependents under the applicable benefit plans for 12 months following such termination and 100% of any outstanding stock options not yet vested shall become immediately vested upon Mr. Reynolds’ date of termination or resignation. Payment of this severance and receipt of these benefits are conditioned upon Mr. Reynolds’ compliance with the terms of his Non-Competition Agreement. If Mr. Reynolds voluntarily terminates his employment with us (except upon resignation for good reason) or we terminate his employment with us for cause, Mr. Reynolds will only be eligible for severance benefits in accordance with our established policies, if any, then in effect and all vesting will terminate immediately with respect to his outstanding options not yet vested and all compensation payments by us to Mr. Reynolds under the employment agreement will terminate immediately (except as to amounts already earned). If Mr. Reynolds’ employment with us terminates due to his death or disability, Mr. Reynolds will only be eligible for severance benefits in accordance with our established policies, if any, then in effect and all compensation payments by us to Mr. Reynolds under his employment agreement will terminate immediately (except as to amounts already earned) and, in addition to the number of shares of stock options that have vested as of the date of such termination, a number of shares of stock options will vest equal to the number of shares of stock options that would have otherwise vested if Mr. Reynolds had remained employed with us for six months following the date of termination.

The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment and/or change in control had occurred on December 31, 2014, based on the closing market price of our ordinary shares on that date of $35.49 per share. There can be no assurance that an actual triggering event would product the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential benefits and payments is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

The following sets forth the estimated value of the potential payments to each named executive officers, assuming the executive’s employment had terminated on December 31, 2014 and/or that a change in control had also occurred on that date. These figures are based on the equity agreements and employment agreements in effect on December 31, 2014.

Name	Benefit	Voluntary Termination Without Good Reason / Retirement ($)	Involuntary Termination Without Cause / Voluntary Termination for Good Reason ($)	Termination for Cause ($)	Termination upon Death / upon Disability ($)	Termination after Change-in- Control ($)
James M. Travers	Severance	$—	$550,000	$—	$—	$550,000
	Pro Rata Bonus	$582,095	$582,095	$582,095	$582,095	$582,095
	Equity Acceleration	$—	$—	$—	$1,717,077	$5,781,356
	Health Care Benefits	$—	$15,904	$—	$—	$15,904
	Pension Benefits; Nonqualified Deferred Compensation	$—	$—	$—	$—	$—
	Vacation Payout	$14,797	$14,797	$14,797	$14,797	$14,797

Name	Benefit	Voluntary Termination Without Good Reason / Retirement ($)	Involuntary Termination Without Cause / Voluntary Termination for Good Reason ($)	Termination for Cause ($)	Termination upon Death / upon Disability ($)	Termination after Change-in- Control ($)
	Life Insurance Proceeds/Disability Benefits; Other Perquisites; Tax Gross Up	$—	$—	$—	$—	$—

	Total	$596,892	$1,177,593	$596,892	$2,313,969	$6,944,152

Stephen Lifshatz	Severance	$—	$350,000	$—	$—	$350,000
	Pro Rata Bonus	$271,253	$271,253	$271,253	$271,253	$271,253
	Equity Acceleration	$—	$—	$—	$950,777	$3,104,381
	Health Care Benefits	$—	$15,904	$—	$—	$15,904
	Pension Benefits; Nonqualified Deferred Compensation	$—	$—	$—	$—	$—
	Vacation Payout	$51,133	$51,133	$51,133	$51,133	$51,133
	Life Insurance Proceeds/Disability Benefits; Other Perquisites; Tax Gross Up	$—	$—	$—	$—	$—

	Total	$322,386	$688,290	$322,386	$1,273,163	$3,792,671

Kathleen Finato	Severance	$—	$137,500	$—	$—	$137,500
	Pro Rata Bonus	$160,000	$160,000	$160,000	$160,000	$160,000
	Equity Acceleration	$—	$—	$—	$456,401	$1,448,524
	Health Care Benefits	$—	$5,197	$—	$—	$5,197
	Pension Benefits; Nonqualified Deferred Compensation	$—	$—	$—	$—	$—
	Vacation Payout	$7,531	$7,531	$7,531	$7,531	$7,531
	Life Insurance Proceeds/Disability Benefits; Other Perquisites; Tax Gross Up	$—	$—	$—	$—	$—

	Total	$167,531	310,228	$167,531	$623,932	$1,758,752

Peter Mitchell(1)	Severance	$—	$127,481	$—	$—	$254,961
	Pro Rata Bonus	$163,359	$163,359	$163,359	$163,359	$163,359
	Equity Acceleration	$—	$—	$—	$789,120	$2,535,405
	Health Care Benefits	$—	$—	$—	$—	$—
	Pension Benefits; Nonqualified Deferred Compensation	$—	$—	$—	$—	$—
	Vacation Payout	$—	$—	$—	$—	$—
	Life Insurance Proceeds/ Disability Benefits; Other Perquisites; Tax Gross Up	$—	$—	$—	$—	$—

	Total	$163,359	$290,840	$163,359	$952,479	$2,953,725

Name	Benefit	Voluntary Termination Without Good Reason / Retirement ($)	Involuntary Termination Without Cause / Voluntary Termination for Good Reason ($)	Termination for Cause ($)	Termination upon Death / upon Disability ($)	Termination after Change-in- Control ($)
Andrew M. Reynolds	Severance	$—	$130,000	$—	$—	$260,000
	Pro Rata Bonus	$155,252	$155,252	$155,252	$155,252	$155,252
	Equity Acceleration	$—	$—	$—	$973,592	$1,788,264
	Health Care Benefits	$—	$7,952	$—	$—	$15,904
	Pension Benefits; Nonqualified Deferred Compensation	$—	$—	$—	$—	$—
	Vacation Payout	$14,995	$14,995	$14,995	$14,995	$14,995
	Life Insurance Proceeds/Disability Benefits; Other Perquisites; Tax Gross Up	$—	$—	$—	$—	$—

	Total	$170,247	$308,199	$170,247	$1,143,839	$2,234,415

(1)	Mr. Mitchell’s payments are converted from euro to U.S. dollars using the conversion rate of 1.2141, the exchange rate published by the Central Bank of Ireland for December 31, 2014.

Summary of Employee Benefit Plans

Share Option Plans

The Company has granted equity awards to its eligible participants under our amended and restated 2004 share option plan, or the 2004 Plan, and our amended and restated 2011 share option and incentive plan, or the 2011 Plan.

2004 Plan. Originally adopted by our Board in 2004, the 2004 Plan was amended in 2012. The 2004 Plan provides that, on a general offer to all of the holders of ordinary shares or the sanctioning by a court of a scheme for the merger or amalgamation of the Company with another company, the holders of options will have six months to exercise their options (which period may be shortened in certain circumstances). If a holder fails to exercise his options during such period, his options will terminate. Alternatively, on a change of control of the Company, options may, with the consent of the option holders, be substituted with new awards of the successor entity, on substantially identical terms. The 2004 Plan terminated in November 2014. Our 2011 Plan provides that any awards granted under the 2004 Plan that are outstanding at the time of its termination are assumed by the 2011 Plan.

2011 Plan. In 2011, our Board adopted the 2011 Plan which was approved by our shareholders in September 2011. Our 2011 Plan provides us flexibility to use various equity-based incentive and other awards as compensation tools to motivate our workforce. These tools include options, restricted stock units and cash awards. Following the closing of our initial public offering, we grant awards to eligible participants only under the 2011 Plan.

2012 Employee Share Purchase Plan

In September 2012, our Board adopted and our shareholders approved the 2012 Employee Share Purchase Plan. All employees who we have employed for at least 30 days and whose customary employment is for more than 20 hours a week are eligible to participate in the 2012 Employee Share Purchase Plan. Any employee who owns 5% or more of the voting power or value of ordinary shares is not eligible to purchase shares under the 2012 Employee Share Purchase Plan.

401(k) Plan

The Company has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the plan may be made at the discretion of the Board. Our Board approved a 401(k) match effective for salary deferral contributions made after January 1, 2014.

Director Compensation

We adopted a non-employee compensation policy that became effective in 2012. In 2013, our Board amended our non-employee director compensation policy to provide that, on initial election to the Board, a new director will be granted 11,667 restricted stock units that vest quarterly of two years from the vesting start date. In addition, on the second anniversary of the vesting start date of the initial grant, each director who has served as a director for the previous six months will be granted 5,000 restricted stock units that vest quarterly over one year. The vesting on these restricted stock unit grants will cease if the director resigns from our Board or otherwise ceases to serve as director unless the Board determines that the circumstances warrant continuation of vesting.

In addition, pursuant to our non-employee director compensation policy, in 2014 directors will receive cash compensation, as follows: each non-employee director will receive $30,000 annually for general availability and participation in meetings and conference calls of our Board. Additionally, the Audit Committee chairperson will receive $15,000 annually, an Audit Committee member will receive $5,000 annually, the Compensation Committee chairperson will receive $10,000 annually, a Compensation Committee member will receive $5,000 annually, the Nominating and Corporate Governance Committee chairperson will receive $7,500 annually and a Nominating and Corporate Governance Committee member will receive $5,000 annually. In addition, our lead director will receive $10,000 annually. All fees in cash are paid on a quarterly basis. Fees will be pro-rated for quarters during which a director serves only a portion of the quarter.

The following table provides information regarding compensation paid to our non-employee directors during the year ended December 31, 2014. During the year ended December 31, 2014, one director, Mr. Travers, our President, Chief Executive Officer and Chairman of the Board, was an employee. Mr. Travers’ compensation is discussed in the section titled “Executive Compensation”.

Director Compensation in Fiscal Year 2014

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jack Noonan	$55,582		$—	$—	$—	$—	$—	$55,582
Andrew G. Flett	$40,000		$420,712	$—	$—	$—	$—	$460,712
James F. Kelliher	$47,370		$—	$—	$—	$—	$—	$47,370
Liam Young	$40,000		$—	$—	$—	$—	$—	$40,000
Vincent R. De Palma	$32,630		$—	$—	$—	$—	$—	$32,630
Brian Halligan	$26,301	(2)	$420,712	$—	$—	$—	$—	$447,013
Allison Mnookin	$26,301	(3)	$420,712	$—	$—	$—	$—	$447,013

(1)	Represents the grant date fair value of restricted stock awards awarded in the fiscal year ended December 31, 2014 in accordance with FASB ASC 718. The grant date fair value is the fair market value of our ordinary shares on the date of the grant. The restricted stock unit awards vest at the rate of 12.5% per quarter over two years.
(2)	Amount pro-rated to reflect Mr. Halligan’s joining the Board as of March 18, 2014.
(3)	Amount pro-rated to reflect Ms. Mnookin’s joining the Board as of March 18, 2014.

10b5-1 Plans

Our policy governing transactions in our securities by directors, officers and employees permits our directors, officers and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. We have been advised that each of our Chief Executive Officer, James M. Travers, Chief Financial Officer, Stephen Lifshatz, and Senior Vice President of Corporate and Business Development, Andrew M. Reynolds, and director James Kelliher have each entered into a trading plan in accordance with Rule 10b5-1 and our policy governing transactions under such plans. Generally, under 10b5-1 trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. According, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediate after significant events involving our Company.

We anticipate that, as permitted by Rule 10b5-1 and our policy governing such plans, some or all of our officers, directors and employees may establish trading plans in the future. We intend to disclose the names of executive officers and directors who establish a trading plan in compliance with Rule 10b5-1 and the requirements of our policy governing transactions in our securities in our future Annual Reports on Form 10-K filed with the Securities and Exchange Commission. However, we undertake no obligation to update or revise the information provided herein, including for revision or termination of an established trading plan.

Compensation Committee Interlocks and Insider Participation

From January through December 2014, Messrs. Flett, and Noonan served as members of the Compensation Committee and from June 2014, Mr. Halligan also served as a member of the Compensation Committee. No member of the Compensation Committee was an employee or former employee of our Company or any of our subsidiaries. During the past year, none of our executive officers served as: (1) a member of the Compensation Committee (or other committee of the Board performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Compensation Committee; (2) a director of another entity, one of whose executive officers served on the Compensation Committee; or (3) a member of the Compensation Committee (or other committee of the Board performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director on our Board.

Report of the Compensation Committee of the Board

This report is submitted by the Compensation Committee of the Board. The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Fleetmatics specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

Jack Noonan (Chairman)

Andrew G. Flett

Brian Halligan

Related Party Transactions

Other than compensation agreements and other arrangements which are discussed in “Compensation Discussion and Analysis”, in 2014, there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of our ordinary shares or any member of their immediate family had or will have a direct or indirect material interest.

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

Appendix A

Fleetmatics Group PLC

Audit Committee Charter

(Adopted by the Board of Directors at a meeting held on August 15, 2012)

I.	General Statement of Purpose

The purposes of the Audit Committee of the Board of Directors (the “Audit Committee”) of Fleetmatics Group PLC (the “Company”) are to:

assist the Board of Directors (the “Board”) in its oversight of (1) our corporate accounting and financial reporting process (2) the integrity of the Company’s financial statements, (3) the Company’s compliance with legal and regulatory requirements, (4) the qualifications, independence and performance of the Company’s independent auditors, and (5) the performance of the Company’s internal audit function; and prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

II.	Composition

The Audit Committee shall consist of at least three (3) members of the Board, each of whom shall satisfy the independence requirements established by the New York Stock Exchange Listed Company Manual for listing on the exchange. Each member of the Audit Committee shall be financially literate (or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee), as such qualification is interpreted by the Board in its business judgment. One or more members of the Audit Committee may qualify as an “Audit Committee financial expert” under the rules promulgated by the SEC.

The Nominating and Corporate Governance Committee shall recommend to the Board nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee. Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

No member of the Audit Committee may simultaneously serve on the Audit Committee of more than three (3) issuers having securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee.

III.	Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company.

IV.	Meetings

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter, but not less frequently than quarterly. The Audit Committee may meet in person or by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other with such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously.

A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Audit Committee may act by unanimous written consent. The Chairman of the Audit Committee, in consultation with the other committee members, may determine the frequency and length of the committee meetings and may set meeting agendas consistent with this Charter.

No one other than the Audit Committee members is entitled to be present at a meeting of the Audit Committee but others may attend at the invitation of the Committee.

The Secretary of the Company shall act as Secretary to the Audit Committee.

Meetings of the Committee shall be called by the secretary of the Committee at the request of the Committee chairman.

Appendix A

Unless otherwise agreed, notice of each meeting confirming the venue, time and date, together with an agenda of items to be discussed, shall be forwarded to each member of the Committee, any other person required to attend and all other non-executive directors, no later than five working days before the date of the meeting. Supporting papers shall be sent to Committee members and to other attendees as appropriate, at the same time.

The Secretary shall minute the proceedings and resolutions of all Committee meetings, including the names of those present and in attendance.

Draft minutes of Committee meetings shall be circulated promptly to all members of the Committee. Once approved, minutes should be circulated to all other members of the Board unless it would be inappropriate to do so.

Periodically, the Audit Committee shall also meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent auditors.

V.	Responsibilities and Authority

A.	Review of Charter

•	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Audit Committee deems appropriate.

•	The Chairman of the Audit Committee should attend the annual general meeting of stockholders and be prepared to answer questions relating to the Committee’s Activities.

B.	Annual Performance Evaluation of the Audit Committee

•	At least annually, the Audit Committee shall evaluate its own performance and report the results of such evaluation to the Board.

C.	Matters Relating to Selection, Performance and Independence of Independent Auditors

•	Subject to any requirements of applicable law, the Audit Committee shall be responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent auditors engaged for the purpose of preparing or issuing the Company’s financial statements (on an individual and consolidated basis, as applicable) an audit report or related work or performing other audit, review or attest services for the Company and, where required, for making recommendations to the Board, to be put to the Company’s stockholders for approval at the annual general meeting, in relation to the appointment, re-appointment and removal of the company’s external auditor. The committee shall oversee the selection process for a new auditor and if an auditor resigns the committee shall investigate the issues leading to this and decide whether any action is required. The Audit Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.

•	The Audit Committee shall be directly responsible for oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

•	The Audit Committee shall instruct the independent auditors that the independent auditors shall report directly to the Audit Committee.

•	The Audit Committee shall pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board (the “PCAOB”)) to be provided to the Company by the independent auditors (or any other advisors); provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

Appendix A

•	The Audit Committee may review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

•	The Audit Committee shall (1) request that the independent auditors provide the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526 (“Rule 3526”), (2) require that the independent auditors submit to the Audit Committee at least annually a formal written statement describing all relationships between the independent auditors or any of its affiliates and the Company or persons in financial reporting oversight roles at the Company that might reasonably be thought to bear on the independence of the independent auditors, (3) discuss with the independent auditors the potential effects of any disclosed relationships or services on the objectivity and independence of the independent auditors, (4) require that the independent auditors provide to the Audit Committee written affirmation that the independent auditor is, as of the date of the affirmation, independent in compliance with PCAOB Rule 3520 and (5) based on such disclosures, statement, discussion and affirmation, take or recommend that the Board take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence. In addition, before approving the initial engagement of any independent auditor, the Audit Committee shall receive, review and discuss with the audit firm all information required by, and otherwise take all actions necessary for compliance with the requirements of, Rule 3526. References to rules of the PCAOB shall be deemed to refer to such rules and to any substantially equivalent rules adopted to replace such rules, in each case as subsequently amended, modified or supplemented.

•	The Audit Committee may consider whether the provision of non-audit services that were rendered to the Company’s investment adviser (other than any subadviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser) and any affiliate of the investment adviser pursuant to Item 9(e)(8) of Regulation 14A of the Exchange Act (or any successor provision) is compatible with maintaining the independent auditors’ independence.

•	The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board. As part of such evaluation, at least annually, the Audit Committee shall:

•	obtain and review a report or reports from the independent auditors describing (1) the independent auditors’ internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the independent auditors or by any inquiry or investigation by government or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent auditors, and any steps taken to address any such issues, and (3) in order to assess the independent auditors’ independence, all relationships between the independent auditors and the Company;

•	review and evaluate the performance of the independent auditors and the lead partner (and the Audit Committee may review and evaluate the performance of other members of the independent auditors’ audit staff); and

•	assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

In this regard, the Audit Committee shall also (1) seek the opinion of management and the internal auditors of the independent auditors’ performance and (2) consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm.

•	The Audit Committee shall set clear policies with respect to the potential hiring of current or former employees of the independent auditors.

D.	Audited Financial Statements and Annual Audit

•	The Audit Committee shall review the overall audit plan (both internal and external) with the independent auditors and the members of management who are responsible for preparing the Company’s financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).

Appendix A

•	The Audit Committee shall meet to review, and shall discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditors, the Company’s annual audited financial statements, including (a) all critical accounting policies and practices used or to be used by the Company, (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” prior to the filing of the Company’s Annual Report on Form 20-F or 10-K, as applicable, and (c) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

•	The Audit Committee must review:

(i)	any analyses prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditors. The Audit Committee may also consider other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

(ii)	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(iii)	major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

(iv)	the effects of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

•	The Audit Committee shall review and discuss with the independent auditors (outside of the presence of management) how the independent auditors plan to handle their responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the independent auditors that Section 10A(b) of the Exchange Act has not been implicated.

•	The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto. This review shall include (1) any difficulties encountered by the independent auditors in the course of performing their audit work, including any restrictions on the scope of their activities or their access to information, (2) any significant disagreements with management and (3) a discussion of the responsibilities, budget and staffing of the Company’s internal audit function. This review may also include:

(i)	any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise);

(ii)	any communications between the independent auditors’ audit staff and the independent auditors’ national office regarding auditing or accounting issues presented by the engagement; and

(iii)	any management or internal control letter issued, or proposed to be issued, by the independent auditors.

•	The Audit Committee shall discuss with the independent auditors those matters brought to the attention of the Audit Committee by the independent auditors pursuant to Statement on Auditing Standards No. 61, as amended (“SAS 61”).

•	The Audit Committee shall also review and discuss with the independent auditors the report required to be delivered by the independent auditors pursuant to Section 10A(k) of the Exchange Act.

•

If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the CEO and CFO of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or

Appendix A

submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

•	Based on the Audit Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent auditors of the matters required to be discussed by SAS 61, and (3) with the independent auditors concerning the independent auditors’ independence, the Audit Committee shall make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 20-F or 10-K, as applicable, for the last fiscal year.

•	The Audit Committee shall prepare the Audit Committee report required by Item 407(d) of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company’s annual proxy statement.

E.	Internal Auditors

•	At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan. Such evaluation may include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors.

•	In connection with the Audit Committee’s evaluation of the Company’s internal audit function, the Audit Committee may evaluate the performance of the senior officer or officers responsible for the internal audit function.

F.	Unaudited Quarterly Financial Statements

•	The Audit Committee shall meet to review, and shall discuss with management and the independent auditors, in each case prior to the filing of the Company’s Quarterly Reports on Form 10-Q or 8-K, as applicable, (1) the Company’s quarterly financial statements and the Company’s related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (2) such issues as may be brought to the Audit Committee’s attention by the independent auditors pursuant to Statement on Auditing Standards No. 100, and (3) any significant financial reporting issues that have arisen in connection with the preparation of such financial statements.

G.	Earnings Press Releases

•	The Audit Committee shall discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, including, in general, the types of information to be disclosed and the types of presentation to be made (paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information).

H.	Risk Assessment and Management

•	The Audit Committee shall discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.

•	In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.

I.	Procedures for Addressing Complaints and Concerns

•	The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Audit Committee deems necessary or appropriate.

Appendix A

J.	Regular Reports to the Board

•	The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

K.	Legal and Regulatory Compliance

•	The Audit Committee shall discuss with management and the independent auditors and review with the Board the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company’s compliance with such requirements. After these discussions, the Audit Committee may, if it determines it to be appropriate, make recommendations to the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

•	The Audit Committee shall discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company’s financial statements or its compliance policies and procedures.

•	The Audit Committee shall review and approve all related party transactions of the Company in accordance with the policies of the Company in effect from time to time.

VI.	Additional Authority

The Audit Committee is authorized, on behalf of the Board, to do any of the following:

A.	Engagement of Advisors

•	The Audit Committee may engage independent counsel and such other advisors it deems necessary to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

B.	General

•	The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers, except to the extent prohibited under NYSE Section 303A.07.

•	The Audit Committee may perform such other oversight or other functions outside of its stated purpose as may be requested by the Board from time to time.

•	In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditors and such experts, advisors and professionals as may be consulted with by the Audit Committee.

•	The Audit Committee is authorized to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether the Company’s financial statements are complete, accurate and in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of the independent auditors’ audit responsibilities, the independent auditors. In addition, it is not the duty of the Audit Committee to conduct investigations or to ensure compliance with laws and regulations or the Company’s Code of Business Conduct and Ethics.

FLEETMATICS GROUP PLC BLOCK C COOKSTOWN COURT COOKSTOWN INDUSTRIAL ESTATE TALLAGHT DUBLIN 24, IRELAND

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M94410-P67780	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLEETMATICS GROUP PLC
The Board of Directors recommends you vote FOR the following proposals:
1.	To re-elect the two nominees for director named below to hold office until the 2018 Annual General Meeting of Shareholders

	Nominees:	For	Against	Abstain
	1a. James F. Kelliher	☐	☐	☐

	1b. James M. Travers	☐	☐	☐

					For	Against	Abstain

2.	To reappoint PricewaterhouseCoopers as auditors of the Company and to authorize the directors to determine the remuneration of the auditors of the Company.				☐	☐	☐

3.	To authorize the directors to determine the remuneration of the directors.				☐	☐	☐

4.	Advisory vote to recommend the approval of the Company’s executive compensation.				☐	☐	☐

5.	Advisory vote to recommend holding an advisory vote on executive compensation every year.				☐	☐	☐

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual General Meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no such direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2, Proposal 3, Proposal 4 and Proposal 5.

A proxy may vote on a show of hands or on a poll and also has the right to demand or join in demanding a poll. On a poll, a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way. This form of proxy is for use by shareholders only. If the appointor is a corporate entity, this form of proxy must either be under its seal or under the hand of some officer or attorney duly authorized for that purpose. Alternatively, a corporate entity may complete a separate appointment of representation form.

To be valid, this form must be completed and sent to or deposited (together with any power of attorney or other authority under which it is signed or a notarial certified copy of that power or authority) in the manner described above. Any alterations made to this form must be initialled by you.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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M94411-P67780

FLEETMATICS GROUP PLC

Annual General Meeting of Shareholders

August 3, 2015 8:00 AM Irish Time

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Stephen Lifshatz and Sharon Levine, and each of them, with full power of substitution and power to act alone, as proxies to vote all of the ordinary shares of FLEETMATICS GROUP PLC that the shareholder(s) is/are entitled to vote at the Annual General Meeting (“AGM”) to be held at 8:00 AM, Irish Time, on August 3, 2015, at the Shelburne Hotel, 27 St. Stephen’s Green, Dublin 2, Ireland, and any adjournment or postponement thereof, as set forth on the reverse side.

Continued and to be signed on reverse side